CREDIT AGREEMENT

     THIS  CREDIT  AGREEMENT  ("AGREEMENT" or "THIS AGREEMENT") is made and
entered into effective as of the          day  of April, 1997, by and among
MERIDIAN FINANCIAL CORPORATION, an Indiana corporation with its principal place of business located at 8250 Haverstick Road, Suite 110, Indianapolis, Indiana 46240 ("BORROWER"), and LASALLE NATIONAL BANK, a national banking association with banking offices at 1600 One American Square, Indianapolis, Indiana 46282 ("BANK").

                             RECITALS

     WHEREAS, the Borrower's primary business is the origination of equipment leases for the food service industry;

     WHEREAS, the Borrower desires to obtain a credit facility in the maximum principal amount of Five Million Dollars ($5,000,000.00) in favor of the Borrower, and

     WHEREAS, the Borrower desires to have the right to obtain a second line of credit in the maximum principal sum of Five Million Dollars ($5,000,000.00);

     WHEREAS, the Bank is willing, subject to the terms and conditions of this Agreement, to make available to Borrower each of the requested credit facilities;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                             ARTICLE 1.
                 DEFINITIONS AND ACCOUNTING TERMS

     1 DEFINITIONS. In addition to the definitions in the opening paragraph of this Credit Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural form of the terms defined):

          (a) "ADVANCE" shall mean any disbursement of any of the Loans requested by the Borrower under this Agreement.
          (b) "ADVANCE PAYMENT" shall mean any payments, whether one or more, received by the Borrower from any Lessee which is designated in any schedule to any Lease as an 'Advance Payment', typically the first and/or last monthly rental payments under a Lease.

          (c) "ADVANCE RENTAL" shall mean, with respect to any Lease, the amount of Advance Payment LESS the amount of the Security Deposit, each of which shall be stated in dollars. Any Advance Rental on a Lease shall be deemed to be due on or before the date on which a Request for Advance with respect to such Lease is submitted to Bank.

          (d) "APPLICABLE BORROWING BASE" shall mean the Initial Credit Line Borrowing Base, the Initial Term Loan Borrowing Base, the Second Credit Line Borrowing Base or the Second Term Loan Borrowing Base, as the context requires.

          (e) "APPLICABLE MARGIN" shall mean with respect to: (i) Loans under either of the Credit Lines taken as or converted to a Prime Rate Loan, one percent (1.0%) per annum; (ii) Loans under either of the Credit Lines taken as or converted to a LIBOR Rate Loan, three hundred
     (300) basis points; (iii) Loans under either of the Term Loans taken as or converted to Prime Rate Loans, one and one-quarter percent (1.25%) per annum; (iv) Loans under either of the Term Loans taken as or converted to LIBOR Rate Loans, three hundred twenty-five (325) basis points; and (v) Loans under either of the Term Loans taken as Fixed Rate Loans, three hundred fifty (350) basis points.

          (f)  "ASSIGNMENT  OF  LIFE  INSURANCE  POLICY"   shall  mean  the
     Assignment Of Life Insurance Policy As Collateral executed and delivered to Bank by Borrower, all other owners and all beneficiaries of such policy or policies, assigning to Bank not less than Three Million Two Hundred Twenty-Five Thousand Dollars ($3,250,000.00) of life insurance on certain officers of Borrowers as additional collateral for the Loans, as required pursuant to Section 8.10 of this Agreement.

          (g) "BANK'S COUNSEL" shall mean the law firm of DANN PECAR NEWMAN & KLEIMAN, Professional Corporation, One American Square, Suite 2300, Box 82008, Indianapolis, Indiana 46282-0008, or such other counsel as Bank may hereafter designate in writing to Borrower.

          (h) "BORROWER'S COUNSEL" shall mean the law firm of BAKER & DANIELS, Suite 2700, 300 North Meridian Street, Indianapolis, Indiana 46204.

          (i) "BORROWING BASE" shall mean an amount which is eighty percent (80%) of the Net Book Value of a Borrowing Base Lease.

          (j)  "BORROWING    BASE    CERTIFICATE"   means   a   certificate
     substantially in the form of the Borrowing Base Certificate example attached hereto as EXHIBIT 1.1(J).

          (k) "BORROWING BASE LEASE" shall mean a Qualified Lease which is assigned to Bank.

          (l) "BORROWING DATE" shall mean the date upon which Borrower requests a Loan to be advanced by Bank or, if the actual date of such Advance is different from the date requested, the actual date on which such Loan was advanced by Bank.

          (m) "BUSINESS DAY" shall mean for all purposes, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the United States of America, the State of Indiana or the State of Illinois or is a day on which banking institutions located in the State of Illinois and/or the State of Indiana are authorized or required by law or other governmental action to close or is a day on which the United States Federal Reserve is closed and, in connection, with a LIBOR Rate Loan shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of Great Britain or is a day on which banking institutions doing business in the London Interbank market are closed.

          (n) "CASH COLLATERAL ACCOUNT" shall mean an account established at Bank pursuant to the requirements of Section 6.1 of this Agreement.

          (o) "CHICAGO TIME" shall mean, as applicable, Central Standard Time or Central Daylight Time.

          (p) "COLLATERAL" shall mean all personal property which has been assigned to Bank, or in which Bank has been granted a Security Interest, as collateral security for the Secured Obligations.

          (q) "COLLECTIONS" shall mean all payments, funds, or money paid by or on behalf of any Lessee with respect to any Lease.

          (r) "COST" shall mean the amount actually paid by Borrower for Leased Equipment, including freight, sales taxes and installation expenses, stated in dollars.

          (s) "COST RECOVERY" shall mean, with respect to any Lease, that portion of a Rental which represents the recovery of Cost after giving effect to the amortization of the Service Charge.

          (t) "CREDIT FACILITY" shall mean the Initial Credit Line, the Initial Term Loan, the Second Credit Line or the Second Term Loan, as the context requires.

          (u) "CREDIT LINE" shall mean the Initial Credit Line or the Second Line, as the context requires, or, if used in the plural, the Initial Credit Line and the Second Credit Line.

          (v) "CREDIT LINE LOAN" shall mean a Loan advanced by Bank to Borrower for the purchase of Qualified Leased Equipment or for the payment of indebtedness owed by Borrower to Star Financial Bank incurred for the purchase of Qualified Leased Equipment, which payment satisfies the lien of Star Financial Bank with respect thereto, under the Initial Credit Line or the Second Credit Line and, if used in the plural, any two or more such Loans.

          (w) "DEFAULT" shall mean any event which, after the expiration of any applicable grace period, or with notice to the Borrower, or both, would constitute an Event of Default.

          (x) "EFFECTIVE DATE" shall mean with respect to: (i) the Initial Credit Line and this Agreement, the date of the execution of this Agreement by all parties; (ii) the Initial Term Note, the date upon which Borrower timely executes and delivers to Bank the Initial Term Loan Note; (iii) the Second Credit Line, the date upon which all of the conditions precedent set forth in Sections 6.1, 6.2, 6.3 and 6.5 hereof have been fully satisfied and Borrower has executed and delivered to delivered to Bank the Second Credit Line Note required pursuant to Section 2.3(c); and (iv) the Second Term Note, the date upon which Borrower timely executes and delivers to Bank the Second Term Loan Note.

          (y)  "EVENT OF DEFAULT" shall mean any of the events set forth in
     Section 10.1 hereof.

          (z) "FIXED RATE LOAN" shall mean any Loan under either of the Term Loans for which Borrower has received an Advance which, at the time requested Borrower designated Treasury Rate Option as the Rate Option or which was subsequently converted to bear interest at the Treasury Rate Option.

          (27)    "GAAP"   shall   mean   generally  acceptable  accounting
     principles as promulgated by the American Institute of Certified Public Accountants and/or the Financial Accounting Standards Board.

          (28) "GUARANTOR(S)" shall mean, collectively, each Guarantor of any Lease.

          (29) "INITIAL CREDIT LINE" shall mean the Five Million Dollar ($5,000,000.00) revolving credit facility made available to Borrower pursuant to Section 2.1 of this Agreement.

          (30) "INITIAL CREDIT LINE BORROWING BASE" shall mean the Borrowing Base applicable to the Initial Credit Line itself or any Request for Advance under the Initial Credit Line, which is expressly limited to Qualified Leased Equipment funded or to be funded from an Advance under the Initial Credit Line, as the context requires.

          (31) "INITIAL CREDIT LINE LEASE" shall mean a Lease the Borrowing Base of which was originally advanced to Borrower under the Initial Credit Line and any Qualified Lease assigned to Bank pursuant to Section 2.5 hereof in connection with the release of a Lease any portion of the Net Book Value of which was at any time included in the computation of the Initial Credit Line Borrowing Base.

          (32) "INITIAL CREDIT LINE MATURITY DATE" shall mean that date which is the first to occur of: (i) the Termination Date of the Initial Credit Line; or (ii) that date six (6) months after the Effective Date of this Agreement.

          (33) "INITIAL CREDIT LINE NOTE" shall mean the promissory note in favor of and executed and delivered to Bank by Borrower in accordance with the provisions of Section 2.1(c) of this Agreement.

          (34) "INITIAL TERM LOAN" shall mean the Loan made to Borrower by Bank to repay the outstanding principal balance of the Initial Credit Line pursuant to the provisions of Section 2.2 of this Agreement.

          (35) "INITIAL TERM LOAN BORROWING BASE" shall mean, at the time of determination, the aggregate Borrowing Base of Initial Term Loan Leases.

          (36) "INITIAL TERM LOAN LEASES" shall mean, at the time of determination, any Initial Credit Line Lease: (i) not released by Bank pursuant to the provisions of Section 2.5 prior to the Effective Date of the Initial Term Loan Note; and (ii) not yet released by Bank.

          (37) "INITIAL TERM LOAN MATURITY DATE" shall mean that date which is the first to occur of: (i) the Termination Date of the Initial Term Loan; (ii) the end of the term of the average of maturities, rounded to the next lower whole month, of all Borrowing Base Leases funded by Advances under the Initial Credit Line; (iii) that date which is thirty (30) months after the Effective Date of the Initial Term Loan Note; or (iv) that date which is three (3) years after the Effective Date of this Agreement.

          (38) "INITIAL TERM LOAN NOTE" shall mean the promissory note in favor of and executed and delivered to Bank by Borrower in accordance with the provisions of Section 2.2(c) of this Agreement.

          (39) "INTEREST PERIOD" shall mean the period of time designated by Borrower for which a LIBOR Rate Loan is to be outstanding, which shall be thirty (30), sixty (60), ninety (90) or one hundred eighty
     (180) days, if deposits for such period are available from financial institutions acceptable to Bank in the London Interbank market.

          (40) "LEASE" shall mean every written agreement for the transfer of the right to possession and use of equipment, fixtures and other goods for a finite term in return for consideration, including, with particularly and without limitation, a lease intended as, or treated at law as, a sale.

          (41)(AO) "LEASE ASSIGNMENT" shall mean an Lease Assignment in the form of EXHIBIT 5.3 to this Agreement executed and delivered to Bank with respect to a Lease.

          (42)   "LEASE  DOCUMENTS"  shall  mean,  collectively,  the Lease
     (including  the  master  lease  and  all schedules created in relation thereto), the certificate of acceptance, the disbursement authorization, any resolutions of the Lessee authorizing the Lease, each Guaranty, each resolution of each Guarantor authorizing any Guaranty, each invoice and bill of sale for Leased Equipment, each certificate of insurance, each waiver of each landlord or mortgagee and all other instruments and other papers creating, evidencing, or representing the collateral or the security interests therein.

          (43) "LEASE PORTFOLIO SUMMARY REPORT" shall mean a monthly report of the Borrower as of the last Business Day of each month, as soon as available and in any event within fifteen (15) calendar days after the end of such month, listing all Leases (other than the Trustee Leases), separately, containing all information reasonably required by Bank, in such form and detail as the Bank shall reasonably request, including, but not limited to, with respect to each Lease:
     (i) the name and address of the Lessee; (ii) the street address at which the Leased Equipment is located; (iii) the franchisor or franchise concept; (iv) all other Leases with the same Lessee, including all information required by this Subsection with respect thereto; (v) the date of the Advance; (vi) the amount of Advance made by Bank; (vii) the Cost of the Leased Equipment; (viii) the Net Book Value of such Lease; (ix) the date and amount of last payment on the Lease; (x) the total amount of lease payments remaining due on the Lease (reflected in columnar format and aged, based on the last due date of the lease payment remaining unpaid, and categorized as 30 days or less, 31 to 60 days, 61-90 days and over 90 days past due); (xi) the existence of an Event of Default, if any; and (xii) the unpaid balance of any Loans from Bank with respect to such Lease.

          (44) "LEASED EQUIPMENT" shall mean all equipment, fixtures and other goods leased to any Lessee under any Lease.

          (45) "LESSEE" shall mean any person or entity possessing Leased Equipment pursuant to a Lease.

          (46) "LIBOR" means, for each Interest Period, the offered rate per annum for deposits of Dollars for a period approximately equal to the Interest Period and for an amount equal or comparable to the principal amount of the LIBOR Rate Loan as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by Bank (rounded upwards, if necessary, to the nearest 1/16 of 1%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to the Bank in the London interbank market for a period approximately equal to the Interest Period and for an amount equal or comparable to the principal amount of the LIBOR Rate Loan on such date of determination. If no such deposits are offered by such institutions, such rate will be the rate in effect for the prior Interest Period.

          (47) "LIBOR RATE LOAN" shall mean any Loan for which Borrower has received an Advance which, at the time requested Borrower designated the LIBOR Rate Option as the Rate Option or which was subsequently converted to the LIBOR Rate Option.

          (48) "LIBOR RATE OPTION" shall mean the interest rate option available to Borrower pursuant to Section 4.3(b) or Section 4.3(c)(ii) of this Agreement.

          (49) "LOCATION" shall mean the street address and legal description, in metes and bounds or as platted, of such street address.
          (50) "LOCKBOX ACCOUNT" a depository account maintained with Bank into which Borrower shall deposit, and require its Lessees to deposit, Collections on Leases, as required by Section 6.1 of this Agreement.

          (51) "LOAN" shall mean any Advance made to Borrower,r whether as a Prime Rate Loan, LIBOR Rate Loan or Fixed Rate Loan and, if used in the plural, any or all Advances made to Borrower without regard to the Rate Option.

          (52) "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Security Agreement, the Assignment of Life Insurance Policy, , each Lease Assignment, each UCC Filing and all other documents executed or delivered in conjunction with the execution of this Agreement.

          (53) "LOAN RATE" shall mean, as the context requires: (i) Prime Rate plus the Applicable Margin; (ii) LIBOR plus the Applicable Margin; or (iii) Treasury Rate plus the Applicable Margin.

          (54) "MATURITY DATE" shall mean the Initial Credit Line Maturity Date, the Initial Term Loan Maturity Date, the Second Credit Line Maturity Date or the Second Term Loan Maturity Date, as the context requires.

          (55) "MAXIMUM AMOUNT" shall mean, with respect to each of the Credit Lines, Five Million Dollars ($5,000,000.00).

          (56) "NET BOOK VALUE" shall mean, at the time of determination and with respect to any Lease: (i) the Cost; LESS (ii) the aggregate Cost Recovery for all Rentals due under such Lease on or before such date.

          (57) "NOTE" shall mean the Initial Credit Line Note, the Initial Term Loan Note, the Second Credit Line Note or the Second Term Loan Note, as the context requires, or, if used in the plural, so many of them as may at such time be outstanding.

          (58) "NOTICE OF CONTINUATION\CONVERSION" shall mean a written request to Bank, in the form of EXHIBIT 4.2 attached, to continue a LIBOR Rate Loan or convert a Prime Rate Loan or LIBOR Rate Loan to a different Loan Rate

          (59) "PRIME RATE" shall mean, at any time, the rate established by LaSalle National Bank, Chicago, Illinois, from time to time based on its consideration of economic, money market, business and competitive factors, and it is not necessarily the Bank's most favored rate.

          (60) "PRIME RATE LOAN" shall mean any Loan for which Borrower has received an Advance which, at the time requested Borrower designated the Prime Rate Option as the Rate Option or which was subsequently converted to Prime Rate Option.

          (61) "PRIME RATE OPTION" shall mean the interest rate option available to Borrower under Section 4.3(a) or Section 4.3(c)(i).

          (62) "QUALIFIED LEASE" shall mean a Lease of Qualified Leased Equipment other than: (i) a Trustee Lease; (ii) a Lease with respect to which all or any portion of a Rental is more than thirty (30) days past due; (iii) a Lease the maturity of which exceeds sixty (60) months, excluding any purchase option or payment solely in consideration of the purchase of the Leased Equipment thereunder; (iv) a Lease with respect to which any portion of the Rentals have been assigned to any person or entity other than Bank; and (v) a Lease with respect to which any person or entity other than Bank has been granted or acquired a security interest in or lien upon the Lease or the Leased Equipment subject thereto which will remain after payment of all invoices or indebtedness with respect thereto by Borrower. If the context so requires, "Qualified Lease" shall also mean any and all instruments and documents which evidence or relate to any such Lease.

          (63) "QUALIFIED LEASED EQUIPMENT" shall mean any equipment, fixtures or other goods used solely in the food service industry the possession or use of which is permitted by a Lessee pursuant to a Lease.

          (64) "RATE OPTION" shall mean an interest rate option available to Borrower pursuant to Section 4.3 of this Agreement.

          (65) "RENTAL" shall mean a single installment or payment to paid with respect to a Lease, including Cost Recovery and Service Charge.

          (66) "REQUEST FOR ADVANCE" shall mean a written request for an Advance by the Borrower in substantially the form of EXHIBIT 1.1(BN) to this Agreement, completed in a manner acceptable to the Bank.

          (67) "SECOND CREDIT LINE" shall mean the Five Million Dollar ($5,000,000.00) revolving credit facility made available to Borrower pursuant to Section 2.3 of this Agreement.

          (68) "SECOND CREDIT LINE BORROWING BASE" shall mean the Borrowing Base applicable to the Second Credit Line itself or any Request for Advance under the Second Credit Line, which is expressly limited to Qualified Lease Equipment funded or to be funded by Advances under the Second Credit Line, as the context may require.

          (69) "SECOND CREDIT LINE LEASE" shall mean a Lease the Net Book Value of which was originally advanced to Borrower under the Second Credit Line and any Qualified Lease assigned to Bank pursuant to
     Section 2.5 hereof in connection with the release of a Lease the Net Book Value of which was at any time included in the computation of the Second Credit Line Borrowing Base.

          (70) "SECOND CREDIT LINE MATURITY DATE" shall mean that date which is the first to occur of: (i) the Termination Date of the Second Credit Line; or (ii) that date six (6) months after the Effective Date of the Second Credit Line.

          (71) "SECOND CREDIT LINE NOTE" shall mean the promissory note in favor of and executed and delivered to Bank by Borrower in accordance with the provisions of Section 2.3(c) of this Agreement.

          (72) "SECOND TERM LOAN" shall mean the Loan made to Borrower by Bank to repay the outstanding principal balance of the Second Credit Line pursuant to Section 2.4 of this Agreement.

          (73) "SECOND TERM LOAN BORROWING BASE" shall mean, at the time of determination, the aggregate Borrowing Base of Second Term Loan Leases.

          (74) "SECOND TERM LOAN LEASES" shall mean, at the time of determination any Second Credit Line Lease: (i) not released by Bank pursuant to the provisions of Section 2.5 prior to the Effective Date of the Second Term Loan Note; and (ii) not yet released by Bank.

          (75) "SECOND TERM LOAN NOTE" shall mean the promissory note in favor of and executed and delivered to Bank by Borrower in accordance with the provisions of Section 2.4(c) of this Agreement.

          (76) "SECOND TERM LOAN MATURITY DATE" shall mean that date which is the first to occur of: (i) the Termination Date of the Second Term Loan; (ii) the end of the term of the average of maturities, rounded to the next lower whole month but not to exceed in any event sixty
     (60) months, of all Borrowing Base Leases funded by Advances under the Second Credit Line; (iii) that date which is thirty (30) months after the Effective Date of the Second Term Loan Note; or (iv) that date which is three (3) years after the Effective Date of the Second Credit Line.

          (77) "SECURED OBLIGATIONS" shall mean the entire unpaid principal balance of and all interest now accrued or hereafter to accrue on the Notes, the performance of all the respective covenants, agreements and obligations of the Borrower under this Agreement, the Notes, the Security Agreement, the Assignment Of Life Insurance Policies and the other Loan Documents, whether direct or indirect, liquidated or unliquidated, fixed or contingent, matured or unmatured, and all other liabilities, obligations, covenants and duties owing to the Bank from the Borrower of any kind or nature, present or future, whether or not evidenced by any note, guaranty, security agreement, assignment of life insurance policy, lease assignment, depository agreement, any other Loan Document or other instrument, including, without limitation, any obligations, liabilities or indebtedness of Borrower acquired by Bank, together with all amendments, renewals or extensions of any of the liabilities, obligations and indebtedness referred to herein. The term "Secured Obligations" includes, without limitation, all interest, charges, expenses, reasonable attorneys' fees and any other sum chargeable to the Borrower under this Credit Agreement and/or any other Loan Document.

          (78) "SECURITY AGREEMENT" shall mean the Security Agreement And Master Assignment Of Leases in the form of EXHIBIT 5.1 attached hereto executed and delivered to Bank by the Borrower.

          (79) "SECURITY DEPOSIT" shall mean any Advance Payments received by Borrower which are for Lease payments due at the end of the Lease term; provided such Advance Payments are received by Borrower prior to the date upon which Bank makes an Advance with respect to such Lease and which, at the time of determination, would constitute a prepayment if applied to such Lease.

          (80) "SECURITY INTEREST" shall mean every security interest, pledge, lien, hypothecation, and other encumbrance on or in any of the assets of the Borrower now or hereafter granted by the Borrower to the Bank, whether pursuant to this Agreement, the Security Agreement, the Assignment Of Life Insurance Policy, any other Loan Documents, the Lease Documents or otherwise.

          (81) "SERVICE CHARGE" shall mean, with respect to any Lease: (i) the aggregate dollar amount of all Rentals due under such Lease; LESS
     (ii) the sum of: (A) the Cost; and (B) any broker fee or other expenses in connection with Leased Equipment which is not treated as Cost under this Agreement.

          (82) "SUBORDINATED DEBT" means any indebtedness of Borrower with respect to which Borrower and the holder of the debt have entered into a subordination agreement in a form acceptable to Banks prohibiting repayment until the payment in full of the Loans (except as may be provided for herein), including, without limitation, the Subordinated Debt owed or to be owed by Borrower to Inroads Capital Partners, L.P., Mesirow Capital Partners VII, L.P. and Edgewater Private Equity Fund II, L.P. in the amount Three Million Five Hundred Thousand Dollars ($3,500,000), which is subordinated to the Secured Obligations pursuant to the Subordination And Intercreditor Agreement dated April , 1997.

          (83) "TANGIBLE NET WORTH" shall mean the sum of the amounts set forth on the balance sheet of Borrower, prepared in accordance with GAAP as (i) the sum of Borrower's: (A) par or stated value of all outstanding capital stock; (B) paid-in capital; and (C) retained earnings; LESS the sum of (ii)(A) goodwill, including any amounts representing the cost of acquisitions or subsidiaries in excess of the underlying tangible assets; (B) patents, copyrights or trademarks, leasehold improvements not recoverable at the expiration of a lease and deferred charges (including, but not limited to, unamortized debt discount and expense and organizational expenses); (C) loans to, or investments in, affiliates, officers and employees; (D) treasury stock; and (E) all other intangible assets of Borrower; PLUS (iii) the amount of the deferred fee due those persons or entities who have contributed or will contribute, by way of equity or subordinated debt, those amounts required pursuant to Section 6.1(a) and 6.5; and PLUS
     (iv) Subordinated Debt.

          (84) "TERMINATION DATE" shall mean the earlier of: (i) the Maturity Date of a Credit Line or a Term Loan; or (ii) the date the Bank declares this Agreement or any Loan hereunder to be terminated, pursuant to Section 10.3 below.

          (85) "TOTAL INDEBTEDNESS" shall mean, as of the date of any determination, all indebtedness of the Borrower, including, without limitation, all unpaid Secured Obligations, all amounts due under all capital leases, all accounts and trade payables, and all other liabilities and obligations of the Borrower.

          (86) "TREASURY RATE" shall mean the shall mean the United States Treasury Constant Maturities Rate for obligations of a similar maturity as published in the weekly Federal Reserve Statistical Release Form H.15 (519) in effect on the date of a Fixed Rate Loan. In the event the United States Treasury Constant Maturities Rate is no longer published on a weekly basis in the weekly Federal Reserve Statistical Release Form H.15 (519) or no reasonably comparable maturities, in the judgment of Bank, are then listed, Bank shall have the right to ascertain said rate from any other reasonable and comparable source as shall be available, and upon selection of such source, Bank shall give notice thereof to Borrower.

          (87) "TREASURY RATE OPTION" shall mean the interest rate option available to Borrower under Section 4.3(c)(iii).

          (88) "TRUST" shall mean that certain Indenture of Trust dated December 15, 1993, as amended or supplemented, by and between Borrower and Trustee.

          (89)   "TRUSTEE"  shall  mean  Texas   Commerce   Bank   National
     Association, as Trustee under the Trust.

          (90) "TRUSTEE LEASES" shall mean any and all Leases which have been pledged to Trustee or in, to or upon which Trustee held a security interest, prior to the date of this Agreement or which is hereafter funded from proceeds exclusively derived from a Lease so pledged prior to the date of this Agreement.

          (91)   "UCC  FILING" means a financing statement filing made  by:
     (i) the Borrower pursuant to the Uniform Commercial Code of any state in which Leased Equipment is located for informational purposes or to perfect the rights of Borrower as a lessor or secured party under a Lease; or (ii) Bank pursuant to the Uniform Commercial Code of any state in which Leased Equipment or other assets of Borrower are situated to perfect the rights of Bank as a secured party under this Agreement, the Security Agreement or any other Loan Document.


     2 ACCOUNTING TERMS. All accounting terms, except as their meanings have been modified by this Agreement, shall have the meanings given them in accordance with generally accepted accounting principles, as such principles are in effect on the date hereof and as same may be amended from time to time and at any time.

     3    COMMERCIAL TERMS.  Terms  not otherwise defined in this Agreement shall, to the extent applicable, have the meanings given such terms in the Indiana Uniform Commercial Code, IND. CODE (section) (section) 26-1-1-101 ET SEQ..

     4 TREATMENT OF RENTALS. Any classification of Rentals, or any portion thereof, as Service Charge or Cost Recovery contained in this Agreement are for the convenience of the Bank and the Borrower and are intended for the purposes of determining eligibility for Advances and monitoring covenant performance standards, such as the Borrowing Base. The uses of such terms in this Agreement are not determinative of the accounting or tax treatment of any Lease or Rentals due thereunder.

                            ARTICLE 2.
                         CREDIT FACILITIES


     1    INITIAL CREDIT LINE.

          (a) ADVANCES. Bank agrees to lend to Borrower, and Borrower agree to borrow from Bank, on the terms and subject to the conditions of this Agreement, an aggregate principal sum not to exceed the lesser of: (i) Five Million Dollars ($5,000,000,00); or (ii) the Initial Credit Line Borrowing Base. Subject to the terms and conditions herein, Borrower may obtain Advances of this Initial Credit Line until six (6) months after the Effective Date of this Agreement unless sooner terminated as provided in this Agreement.

          (b) LIMITATIONS ON ADVANCES. Notwithstanding any provision of this Agreement or the Initial Credit Line Note to the contrary, Bank shall not be obligated to make any Advance which, (i) when added to the sum of the aggregate outstanding principal balance of the Initial Credit Line would cause or result in a violation of any of the covenants set forth in ARTICLE 8 of this Agreement; (ii) when added to the sum of the aggregate outstanding principal balance of the Initial Credit Line would cause the aggregate outstanding balance of the Initial Credit Line to exceed the Initial Credit Line Borrowing Base; or (iii) if the Advance would cause the aggregate outstanding principal balance of the Initial Credit Line to exceed Five Million Dollars ($5,000,000.00). Bank shall not be obligated to honor any request for an Advance under the Initial Credit Line if the disbursement of funds thereunder would occur more than six (6) months after the Effective Date of the Initial Credit Line. In addition, Bank shall have no obligation to honor any request for Advance if an Event of Default has occurred and has not been cured within the applicable grace period, if any, or which would cause or result in an Event of Default or Default.

          (c) INITIAL CREDIT LINE NOTE. To further evidence Borrower's obligations under the Initial Credit Line, Borrower shall execute and deliver to Bank the Initial Credit Line Note in the form of EXHIBIT 2.1(C) to this Agreement on the Effective Date of the Initial Credit Line.

          (d) USE OF PROCEEDS. Proceeds of any Advance under the Initial Credit Line shall be used solely for the purpose of purchasing Qualified Leased Equipment and for the purpose of paying indebtedness owing on one or more existing Qualified Leases originally financed by Star Financial Bank; PROVIDED, however, that Borrower shall deliver to Bank and Bank's counsel copies of the Lease Documents for such Leases for review and Bank shall, within one (1) week of the delivery of such Lease Documents, approve such Lease Documents and authorize Borrower, in writing, to obtain an Advance with respect to such Lease. No provision of this Section 2.1(d) shall modify any condition precedent to an Advance with respect to any Qualified Lease originally financed by Star Financial Bank.

     2    INITIAL TERM LOAN.

          (a) ADVANCE. Bank agrees to lend to Borrower, and Borrower agrees to borrow from Bank, on the terms and subject to the conditions of this Agreement, the Initial Term Loan in the sum of the lesser of:
     (i) the aggregate principal sum of the outstanding balance of the Initial Credit Line at the Effective Date of the Initial Term Loan Note; or (ii) the Initial Credit Line Borrowing Base on the Effective Date of the Initial Term Loan Note.

          (b) LIMITATIONS ON ADVANCE. Notwithstanding any provision of this Agreement to the contrary. Bank shall have no obligation to Advance the Initial Term Loan if: (i) Borrower fails to execute and deliver the Initial Term Loan Note within the LATER of: (A) ten (10) days after the Initial Credit Line Maturity Date; and (B) three (3) Business Days after receipt of written notice from Bank that the Initial Term Loan Note is ready for execution by Borrower; or (ii) a Default or an Event of Default has occurred and has not been cured within the applicable grace period.

          (c) INITIAL TERM LOAN NOTE. To further evidence Borrower's obligations with respect to the Initial Term Loan, Borrower shall execute and deliver to Bank the Initial Term Loan Note in the form of
     EXHIBIT 2.2(C) to this Agreement. The principal amount of the Term Loan Note shall be equal to the lesser of: (i) the outstanding principal balance of the Initial Credit Line at the Effective Date of the Initial Term Loan Note; or (ii) the Initial Credit Line Borrowing Base on the Effective Date of the Initial Term Loan Note. The Effective Date of the Initial Term Loan Note shall be the date upon which the Initial Term Loan Note is executed and delivered to Bank.

          (d) USE OF PROCEEDS. Proceeds of the Initial Term Loan Note shall be used solely for the purpose of repayment to Bank of the outstanding balance of the Initial Credit Line. Borrower hereby authorizes and directs Bank to pay to itself as a credit against Borrower's obligations to Bank with respect to the Initial Credit Line all proceeds of the Initial Term Loan on the Effective Date of the Initial Term Loan Note.

     3    SECOND CREDIT LINE.

          (a) ADVANCES. Bank agrees to lend to Borrower, and Borrower agrees to Borrow from Bank, on the terms and subject to the conditions of this Agreement, an aggregate principal sum not to exceed the lesser of: (i) Five Million Dollars ($5,000,000.00); or (ii) the Second Credit Line Borrowing Base. Subject to the terms and conditions herein, Borrower may obtain Advances of this Second Credit Line until six (6) months after the Effective Date of the Second Credit Line Note unless sooner terminated as provided in this Agreement. Provided, however, that notwithstanding any provision of this Agreement to the contrary, Borrower shall not be entitled to receive any Advance under the Second Credit Line if Borrower has not satisfied the requirements of Section 6.5 and executed and delivered to Bank the Second Credit Line Note on or before January 1, 1998.

          (b) LIMITATIONS ON ADVANCES. Notwithstanding any provision of this Agreement or the Second Credit Line Note to the contrary, Bank shall have no obligation to make any Advance which: (i) when added to the sum of the aggregate outstanding balance of the Second Credit Line will cause the aggregate outstanding balance of the Second Credit Line to exceed the Borrowing Base for the Second Credit Line at such time;
     (ii) when added to the sum of the aggregate outstanding balance of the Second Credit Line would cause or result in a violation of any of the Covenants set forth in ARTICLE 8 of this Agreement; or (iii) would cause the sum of the aggregate outstanding balance of the Second Credit Line to exceed Five Million Dollars ($5,000,000.00). Bank will not be obligated to honor any request for an Advance under the Second Credit Line if the disbursement of funds thereunder would occur more than six (6) months after the Effective Date of the Second Line of Credit. In addition, Bank shall have no obligation to honor any request for Advance if an Event of Default has occurred and has not been cured within the applicable grace period, if any, or which would cause or result in an Event of Default or Default.

          (c) SECOND CREDIT LINE NOTE. To further evidence Borrower's obligations under the Second Credit Line, Borrower shall execute and deliver to Bank the Second Credit Line Note in the form of EXHIBIT 2.3(C) to this Agreement on the Effective Date of the Second Credit Line.
          (d) USE OF PROCEEDS. Proceeds of any Advance under the Second Credit Line shall be used solely for the purpose of purchasing Qualified Leased Equipment.

     4    SECOND TERM LOAN.

          (a) ADVANCE. Bank agrees to lend to Borrower, and Borrower agrees to borrow from Bank, on the terms and subject to the conditions of this Agreement, the Second Term Loan in the sum of the lesser of:
     (i) the aggregate principal sum of the outstanding balance of the Second Credit Line at the Effective Date of the Second Term Loan Note; or (ii) the Second Credit Line Borrowing Base on the Effective Date of the Second Term Loan Note.

          (b) LIMITATIONS ON ADVANCE. Notwithstanding any provision of this Agreement to the contrary. Bank shall have no obligation to Advance the Second Term Loan if: (i) Borrower fails to execute and deliver the Second Term Loan Note within the LATER of: (A) ten (10) days after the Second Credit Line Maturity Date; and (B) three (3) Business Days after receipt of written notice from Bank that the Second Term Loan Note is ready for execution by Borrower; or (ii) a Default or an Event of Default has occurred and has not been cured within the applicable grace period.

          (c) SECOND TERM LOAN NOTE. To further evidence Borrower's obligations with respect to the Second Term Loan, Borrower shall execute and deliver to Bank the Second Term Loan Note in the form of
     EXHIBIT 2.2(C) to this Agreement. The principal amount of the Term Loan Note shall be equal to the lesser of: (i) the outstanding principal balance of the Initial Credit Line at the Effective Date of the Second Term Loan Note; or (ii) the Second Credit Line Borrowing Base on the Effective Date of the Second Term Loan Note. The Effective Date of the Second Term Loan Note shall be the date upon which the Second Term Loan Note is executed and delivered to Bank.

          (d) USE OF PROCEEDS. Proceeds of the Second Term Loan Note shall be used solely for the purpose of repayment to Bank of the outstanding balance of the Second Credit Line. Borrower hereby authorizes and directs Bank to pay to itself as a credit against Borrower's obligations to Bank with respect to the Second Credit Line all proceeds of the Second Term Loan on the Effective Date of the Second Term Loan Note.

     5 RELEASE AND REPLACEMENT OF BORROWING BASE LEASES. If AT&T Commercial Finance Corporation or a similar investor purchases any Lease, Borrower may obtain the release of such Lease and the related Leased Equipment; PROVIDED THAT, after giving effect to such release: (a) the aggregate amount of the Applicable Borrowing Base EXCEEDS the principal balance of the Secured Obligations; or (b) Borrower (i) pays to Bank the amount by which the aggregate principal balance of the Credit Facilities IS LESS THAN the aggregate amount of all Applicable Borrowing Bases at the time of such release (the "BORROWING BASE DEFICIENCY"); or (ii) Borrower assigns to Bank Qualified Leases which are not then already assigned to Bank having a Borrowing Base not less than the amount of the Borrowing Base Deficiency. Any payment by Borrower to Bank in connection with this
Section 2.5 shall be applied in reduction of the principal balance of the Credit Facility with respect to which the Borrowing Base Deficiency existed prior to such payment and any Qualified Leases assigned to Bank pursuant to this Section 2.5 shall be designated to the Credit Facility the Borrowing Base Deficiency of which is cured by such assignment. Notwithstanding any provision of this Agreement, the Security Agreement or any Lease Assignment to the contrary, Borrower may not obtain the release of any Initial Term Loan Lease or Second Term Loan Lease unless such Lease: (x)(1) is prepaid in full by the Lessee; or (2) sold to AT&T Commercial Finance Corporation or a similar investor; and (y) the Net Book Value of such Lease is paid to Bank as a prepayment of the respective Term Loan.


                            ARTICLE 3.
                        ADVANCE PROCEDURES

     1 REQUESTS FOR ADVANCES - GENERALLY Each Request for Advance submitted to Bank shall, at a minimum, provide the following information:
(i) the date of the Request for Advance; (ii) the date of the Qualified Lease; (iii) the name and address of the Lessee, including, without limitation, the form of entity (general partnership, limited partnership, limited liability partnership, corporation, limited liability company or other), the state or province under whose law such entity was formed; (iv) the Cost of the Qualified Leased Equipment, including, where multiple Locations are involved, the Cost at each Location; (v) the Lease number;
(vi) the Locations of the Qualified Leased Equipment; (vii) the names, addresses, telephone numbers and telephone facsimile numbers, if any, of the Lessees and any guarantors of the Qualified Lease; (viii) the certification of an authorized officer of Borrower, acceptable to Bank, setting forth: (A) the amount which is the lesser of the aggregate Borrowing Base of the applicable Credit Line (Initial or Second) and the Maximum Amount of the applicable Credit Line; (B) the outstanding balance of said applicable Credit Line as at the time of the Request for Advance, adjusted, where required, for the effect of other amounts sought to be Advanced for other Qualified Leased Equipment submitted as a part of the applicable or other Requests for Advances submitted to Bank but for which disbursement is not reflected in the outstanding balance of the applicable Credit Line; (C) the Cost of the Qualified Leased Equipment; (D) the Borrowing Base with respect to the Qualified Lease for which the Advance is sought; and (E) the amount of the requested Advance; (ix) the amount of such Requested Advance which is to advanced as a Prime Rate Loan, a LIBOR Rate Loan or, if applicable, a Fixed Rate Loan; (x) the date upon which such Advance is requested to be disbursed; (xi) Net Book Value with respect to all Borrowing Base Leases; and (xii) such other information as Bank may reasonably request.

     2 REQUESTS FOR ADVANCES - CREDIT LINE(S). The Credit Lines shall be available to the Borrower as Advances, subject to the terms and conditions hereof, at such times prior to the respective Credit Line Termination Dates, and in such sums, as the Borrower may request. Each request for a disbursement of any Loan under this Agreement shall be accompanied by a written Request for Advance and shall, at a minimum, provide the information required by Section 3.1 of this Agreement.

     3 ADVANCES ON INITIAL TERM LOAN. Subject to the terms and conditions of this Agreement, upon execution and delivery to Bank of the Initial Term Loan Note and a Request for Advance, in form and substance acceptable to Bank, the Bank shall advance the proceeds of the Initial Term Loan to Borrower by disbursing to Bank such proceeds in payment of the Borrower's obligations under the Initial Credit Line Note and with respect to the Initial Credit Line, as further provided in this Agreement.

     4 ADVANCES ON SECOND TERM LOAN. Subject to the terms and conditions of this Agreement, upon execution and delivery to Bank of the Second Term Loan Note and a Request for Advance, in form and substance acceptable to Bank, the Bank shall advance the proceeds of the Second Term Loan to Borrower by disbursing to Bank such proceeds in payment of the Borrower's obligations with respect to the Second Credit Line Note and with respect to the Second Credit Line, as further provided in this Agreement.

     5 TIMING AND EFFECT OF REQUEST FOR ADVANCE. Each Request for Advance shall constitute Borrower's irrevocable notice and must be received by Bank prior to 9:00 o'clock, A.M., Chicago Time, on the Borrowing Date in the case of a Prime Rate Loan, the second Business Day prior to the date upon which the Advance is sought to be disbursed in the case of a Fixed Rate Loan, or the third Business Day prior to the date upon which Advance is sought to be disbursed, in the case of a LIBOR Rate Loan. In the event that a Request for Advance requests more than one Loan Rate, the Request shall irrevocable specify the amount of Advances to be received under each Rate Option. Notwithstanding any provision of this Agreement or any of the Notes to the contrary, no LIBOR Rate Loan shall be for a sum less than Five Hundred Thousand Dollars ($500,000.00) nor for a period less than thirty
(30) days or one (1) month, as the case may be.
     6 LIBOR INTEREST PERIODS. Each LIBOR Rate Loan must be for a period of thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days. The applicable Interest Period must be designated at the time of the Request for Advance or Notice of Continuation\Conversion.

                            ARTICLE 4.
                          INTEREST RATES

     1    CREDIT LINES - RATE OPTIONS.

          (a) INITIAL BORROWINGS. Each Advance under a Credit Line shall be made upon the Borrower's irrevocable written notice delivered to Bank in the form of the Request for Advance, which notice must be received by the Bank in conformity with the prior notice requirements of Section 3.5. Such Request for Advance shall specify:

               (i) the  amount  of  the  Advance,  which, in the case of an
          Advance of LIBOR Rate Loans, shall be in aggregate minimum principal amount of Five Hundred Thousand Dollars ($500,000.00) or any amount in excess thereof;

               (ii) the requested Borrowing Date, which shall be a Business
          Day;

               (iii) whether the Advance is to be comprised of LIBOR Rate Loans or Prime Rate Loans;

               (iv) if the Advance is to be LIBOR Rate Loans, the Interest Period applicable to such Loans;

     PROVIDED, HOWEVER, that with respect to the Borrowing to be made on the Effective Date of this Agreement, the Request For Advance shall be delivered to Bank not later than 9:00 o'clock, A.M., Chicago Time one Business Day before such Effective Date and such Advance will consist of Prime Rate Loans only.

          (b) CONVERSION TO LIBOR DURING DEFAULT. During the existence of a Default or an Event of Default, the Borrower may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

     2    CONVERSION AND CONTINUATION ELECTIONS.

          (a) CONVERSION. The Borrower may, upon irrevocable written notice to the Bank in the form of a Notice of Continuation\Conversion in the form of EXHIBIT 4.2 to this Agreement and in accordance with the advance notification provisions set forth in Section 3.5:
               (i) elect to convert on any Business Day, any Prime Rate Loans (or any part thereof in an amount not less than Five Hundred Thousand Dollars ($500,000.00) into LIBOR Rate Loans or, in the case of a Term Loan, into a Fixed Rate Loan; or

               (ii) elect to convert on the last day of the applicable Interest Period any LIBOR Rate Loans having Interest Periods maturing on such day to a Prime Rate Loan or, in the case of Term Loan, into a Fixed Rate Loan; provided, however, no remaining LIBOR Rate Loan shall be for an amount less than Five Hundred Thousand Dollars ($500,000.00).

          (b) Borrower may, upon irrevocable written notice to the Bank, in a Notice of Continuation\Conversion and in accordance with the advance notification provisions of Section 3.5, elect to renew on the last day of the applicable Interest Period any LIBOR Rate Loans having Interest Periods maturing on such day (or any part thereof in an amount not less than Five Hundred Thousand Dollars ($500,000.00);

          PROVIDED, that if the aggregate amount of LIBOR Rate Loans in respect of any Advance shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than Five Hundred Thousand ($500,000.00), such LIBOR Rate Loan shall automatically convert into a Prime Rate Loan, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate.

          (c) NOTICE OF CONTINUATION. The Borrower shall deliver a Notice of Continuation\Conversion to Bank not later than 9:00 o'clock, A.M., Chicago Time, at least three (3) Business Days in advance of the requested date upon which a Loan is to be converted from one Rate Option to another Rate Option (the "CONVERSION DATE") or the date upon which a new Interest Period is to commence (the "CONTINUATION DATE"), if the Loans are to be converted into or continued as LIBOR Rate Loans, and, on the requested Conversion Date, if the Loans are to be converted into Prime Rate Loans, specifying:

               (i) the proposed Conversion Date or Continuation Date;

               (ii) the aggregate amount of Loans to be converted or renewed;

               (iii) the nature of the proposed conversion or continuation;
          and
               (iv) the duration of the requested Interest Period with respect to any Loans to be converted or continued as LIBOR Rate Loans.

          (d) FAILURE TO DESIGNATE. If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Rate Loans, as the case may be, or if, upon any such expiration, any Default or Event of Default shall then exist, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Prime Rate Loans effective as of the expiration date of such current Interest Period.

     3    INTEREST.

          (a) CREDIT LINES - PRIME RATE LOANS The aggregate sum of all Prime Rate Loans advanced under the Credit Line shall bear interest on the outstanding principal amount thereof from the date when each Credit Line Loan was made at a rate per annum equal to the sum of the Prime Rate plus the Applicable Margin.

          (b) CREDIT LINES - LIBOR RATE LOAN. Each LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof from the date LIBOR Rate Loan was made at a rate per annum equal to LIBOR plus the Applicable Margin.

          (c) TERM LOANS. The Term Loans shall bear interest on the unpaid principal balance thereof at a rate per annum equal, at Borrower's option to: (i) a variable rate equal to the Prime Rate plus the Applicable Margin, with respect to the aggregate of the Prime Rate Loans; (ii) a variable rate equal to the then effective LIBOR plus the Applicable Margin with respect to any LIBOR Rate Loans; or
     (iii) a fixed rate equal to the Treasury Rate for Loans of comparable maturities plus the Applicable Margin. Any selection of a fixed rate under this Section 4.3(c)(iii) shall be irrevocable and no right of conversion to any other Rate Option shall thereafter exist.

          (d) DEFAULT RATES. While any Event of Default exists and is continuing and/or after maturity of the Loans (whether by acceleration or otherwise), the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Secured Obligations due and unpaid, at a rate per annum which is determined by adding three percent (3%) per annum to the Applicable Margin then in effect for such Loans and, in the case of Secured Obligations not subject to an Applicable Margin, at a rate per annum equal to the Prime Rate plus three percent (3%); PROVIDED, HOWEVER, that, on and after the expiration of any Interest Period applicable to any LIBOR Rate Loan outstanding on the date of occurrence of such Event of Default or maturity, the principal amount of such Loan shall, during the continuation of such Event of Default and/or after acceleration, bear interest at a rate per annum equal to the Prime Rate plus three percent (3%).

          (e) INTEREST IN EXCESS OF LEGALLY PERMISSIBLE RATES. Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by Bank would be contrary to the provisions of any law applicable to Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by Bank, and in such event the Borrower shall pay Bank interest at the highest rate permitted by applicable law. Borrower acknowledges that it is a corporation organized under the laws of the State of Indiana and that no portion of the proceeds have been used by any individual for personal, family or household purposes and that none of the Loans hereunder are, or will be, subject to the Indiana Uniform Consumer Credit Code or the Federal Consumer Credit Protection Act of 1968, as amended.

     4    FEES.

          (a) COMMITMENT FEES. Borrower shall pay to Bank for the account of Bank a commitment fee ("COMMITMENT FEE") on the Initial Credit Line in the sum of Fifty Thousand Dollars ($50,000.00) on the Effective Date of the Initial Credit Line. Borrower shall pay to Bank an additional commitment fee in the sum of Fifty Thousand Dollars ($50,000.00) with respect to the Second Credit Line on the Effective Date of the Second Credit Line. Each such commitment fee shall be fully earned when paid.

          (b) NON-USE FEES. Borrower shall pay to Bank for the account of Bank a fee ("NON-USE FEE") on the average daily unused portion of the Initial Credit Line and, if all conditions precedent thereto have been satisfied, the Second Credit Line, computed and paid on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by Bank, multiplied by one-fourth of one percent (.25%) per annum. The Non-use Fees shall accrue from the Effective Date to the Termination Date of the respective Credit Lines and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on June 30, 1997 except that the final payment shall be made on the Termination Date.
     5    COMPUTATION OF FEES AND INTEREST.

          (a) 360 DAY YEAR. All computations of fees and interest payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) NOTIFICATION OF LIBOR RATE. Bank will, with reasonable promptness, notify the Borrower of each determination of a LIBOR Rate; PROVIDED that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against Bank.

          (c) CHANGE IN RATE. Any change in the applicable interest rate on a Loan resulting from a change in the applicable rate shall become effective as of the opening of business on the day on which such change in the applicable rate becomes effective. Bank will with reasonable promptness notify the Borrower of the effective date and the amount of each such change, PROVIDED that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against Bank.

          (d) PRESUMPTIVELY CONCLUSIVE. Each determination of an interest rate by Bank shall be presumptively conclusive and binding on the Borrower in the absence of manifest error.

     6    REPAYMENT OF PRINCIPAL AND INTEREST.

          (a) INTEREST. Interest on the Loans will be due and payable monthly on the first day of the month following the month during which such interest accrues. Interest will be payable at the then applicable rate with respect to each of the Loans.

          (b) PRINCIPAL. The principal of the Loans shall be payable as follows:

               (i) the principal balance and any accrued but unpaid interest, costs and expenses with respect to the Initial Credit Line shall be due and payable in full on the Initial Credit Line Maturity Date;

               (ii) unless sooner terminated, the principal amount of the Initial Term Loan shall be due and payable in monthly installments of principal equal to the aggregate Cost Recovery due monthly on the Borrowing Base Leases for which Borrower received Advances under the Initial Credit Line which remain outstanding at the Effective Date of the Initial Term Loan Note; PROVIDED, that notwithstanding any provision of this Agreement to the contrary, all principal of and interest, costs and expenses in connection with the Initial Term Loan shall be due and payable in full, without further notice, on the third anniversary date of the Effective Date of this Agreement;

               (iii) the principal balance and any accrued but unpaid interest, costs and expenses of the Second Credit Line shall be due and payable in full on the Second Credit Line Maturity Date; and

               (iv) unless sooner terminated, the principal amount of the Second Term Loan shall be due and payable in monthly installments of principal equal to the aggregate Cost Recovery due monthly on the Borrowing Base Leases for which Borrower received Advances under the Second Credit Line which remain outstanding at the Effective Date of the Second Term Loan Note; PROVIDED, that notwithstanding any provision of this Agreement to the contrary, all principal of and interest, costs and expenses in connection with the Second Term Loan shall be due and payable in full, without further notice, on the third anniversary date of the Effective Date of the Second Credit Line.

          (c) PRINCIPAL PAYMENTS - BORROWING BASE VIOLATIONS. Notwithstanding any provision of this Agreement to the contrary, in the event that the principal balance of any Credit Facility shall exceed the Applicable Borrowing Base, Borrower shall: (i) pay to Bank on demand any principal amount required to reduce the principal balance of such Credit Facility to the Applicable Borrowing Base; or
     (ii) assign to Bank additional Qualified Leases having a Borrowing Base equal to or in excess of the amount by which the principal balance of such Credit Facility exceeds the Applicable Borrowing Base.

          (d) PRINCIPAL PAYMENTS - PREPAYMENT OR SALE OF TERM LOAN LEASE. Notwithstanding any provision of this Agreement or any of the other Loan Documents to the contrary, Borrower shall pay to Bank the Net Book Value, together with any applicable Prepayment Penalty (hereinafter defined), of any Initial Term Loan Lease or Second Term Loan Lease prepaid in full by the Lessee or sold by Borrower pursuant to Section 2.5 as a mandatory prepayment of the respective Term Loan.

          (e) PREPAYMENT PENALTY - FIXED RATE LOANS. Any prepayment, in whole or in part, of any Fixed Rate Loan shall be accompanied by an amount (the "PREPAYMENT PENALTY") equal to the principal sum of such prepayment mutliplied by: (i) three percent (3%) in the case of any prepayment made after the Effective Date or Conversion Date, as the case may be, of such Fixed Rate Loan and prior to the first anniversary thereof; (ii) two percent (2%) in the case of any prepayment made after the first anniversary of such Effective Date or Conversion Date and prior to the second anniversary thereof; or (iii) one percent (1%) in the case of any prepayment after the second anniversary of such Effective Date or Conversion Date and prior to the Maturity Date.

          (f)  COSTS  AND  EXPENSES.   Costs  and  expenses  due Bank  form
     Borrower as provided in this Agreement shall be due and payable upon demand and shall bear interest at the Default Rate from the date of demand.

                            ARTICLE 5.
                            COLLATERAL

     1 SECURITY INTEREST. To secure the payment of the Notes and all other Secured Obligations, the Borrower shall execute and deliver to Bank the Security Agreement And Master Assignment Of Leases in the form of
EXHIBIT 5.1 to this Agreement and thereby grant to the Bank security interests in all of its Leases, Lease Documents, Leased Equipment, equipment, inventory, contract rights, chattel paper, goodwill, general intangibles, accounts, accounts receivable, instruments, rents, monies, payments, and all other rights arising out of the sale, lease or other disposition of any property described herein, all records and data relating to any of the property described herein, whether in the form of microfiche, microfilm, or electronic media, together with all of grantor's interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media, insurance proceeds and fixtures, all attachments, accessions, accessories, tools parts supplies, increases, and additions to and replacements of and substitutions for any property described herein and other assets as may be required under the terms of this Agreement and the Loan Documents. Notwithstanding anything contained herein to the contrary, the grant of the Security Interest shall not include a security interest in any of the Leases, Leased Equipment or the Borrower's security interest in any of the Leases or Leased Equipment which have been assigned by Borrower to the Trustee under the Trust, the proceeds of any of the Trustee Lease, the debt service reserve fund or any other deposit account established by the Trustee in connection with the Trustee Leases, so long as such Leases and Leased Equipment remain subject to such assignment the debt service reserve fund created by the Trust.

     2 NEGATIVE PLEDGE OF TRUSTEE LESSEES AND LEASED EQUIPMENT. Borrower hereby warrants, covenants and pledges that Borrower shall not grant any lien, security interest or chattel mortgage in, to or upon, and shall not pledge or assign, any of the Trustee Leases or any Leased Equipment leased to Lessees under the Trustee Leases nor the debt service reserve fund or any other fund associated with the Trust to any person or entity, except Trustee. Borrower shall defend the title to the Trustee Leases and any related Leased Equipment and such funds against any and all persons, except the Trustee, claiming an adverse interest therein. Notwithstanding any provision of this Agreement to the contrary, any violation of this Section 5.2 shall constitute an Event of Default entitling Bank to pursue any and/or all of its remedies hereunder, under the Loan Documents, in equity or at law.

     3 ASSIGNMENT OF LEASES. To further secure its obligations to Bank, Borrower shall execute and deliver to Bank a Lease Assignment in the form of EXHIBIT 5.3 in connection with each Lease (other than a Trustee Lease):
(a) on the Effective Date of this Agreement in connection with any such Lease then existing; (b) at the time of a Request for Advance in connection with such Lease; or (c) within ten (10) days after receipt by Borrower of the Lessee's written acceptance of the Leased Equipment thereunder.

     4 POSSESSION OF LEASES. On the Effective Date of this Agreement, Borrower shall deliver to Bank the originals of all Lease Documents, other than the Trustee Leases, then owned by Borrower or, if such Leases are not then within the possession of Borrower, Borrower shall obtain such possession and deliver the originals of all such Lease Documents to Bank within ten (10) days after the Effective Date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, failure to timely deliver the original Lease Documents as required by this Section 5.4 shall constitute an Event of Default under this Agreement and Bank may immediate cease funding any Loans and refuse to honor any Request for Advance, all Loans shall immediately become due and payable, without further action by Bank, and Bank may exercise any one or all of its remedies as provided herein or in any other Loan Document.

     5 CROSS-COLLATERAL. All of the Secured Obligations and any other obligation of Borrower to Bank, whether payment or performance, shall constitute one and the same indebtedness, secured by the Security Interests granted Bank pursuant to the Security Agreement, Assignment Of Life Insurance Policy, Lease Assignment or any other Loan Documents. Notwithstanding any provision of this Agreement, the Notes or any other Loan Document to the contrary, a Default or Event of Default with respect to any of the Secured Obligations shall constitute a Default or Event of Default, as the case may be, with respect to all of the Secured Obligations and any other obligation of Borrower to Bank.

     6 UCC FILINGS. In addition to the UCC Filings required to be assigned to Bank pursuant to Section 6.3 of this Agreement, Borrower shall execute and deliver to Bank such financing statements as Bank may reasonably request to perfect Bank's Security Interest. Without in any way limiting the foregoing, Borrower shall execute and deliver to Bank financing statements with respect to the State of Indiana, the County of Marion, Indiana and with respect to each state (and where necessary or advisable, each county) in which Borrower does business or in which Leased Equipment, other than Leased Equipment subject to a Trustee Lease, is situated. In addition, Borrower agrees to obtain, execute, deliver, file and record all financing statements and other instruments as shall in the judgment of Bank be necessary or desirable to evidence, validate and perfect the Borrower's security interest in the Leased Equipment. At the request of Bank, Borrower shall join with Bank in executing one or more financing statements in a form satisfactory to Bank and shall pay the cost of filing the same in all public offices wherever filing is deemed by Bank to be necessary or desirable to perfect Bank's Security Interest. Borrower hereby authorizes Bank to file such financing statements without the signature of any officer or authorized representative of Borrower or to execute such financing statement on behalf of Borrower. Borrower acknowledges that a carbon, photographic or other reproduction of the Security Agreement or of a financing statement shall be sufficient as a financing statement.


                            ARTICLE 6.
                       CONDITIONS PRECEDENT

     1    CONDITIONS PRECEDENT TO ALL OBLIGATIONS OF BANK.  All obligations of the Bank under this Agreement are expressly conditioned upon the full performance, acceptable to Bank, of each of the following conditions:

          (a) ADDITIONAL EQUITY AND SUBORDINATED DEBT. Not more than sixty (60) days prior to the Effective Date of this Agreement, Borrower shall have received from Mesirow Capital Partners VII, L.P., Inroads Capital Partners, L.P. and Edgewater Private Equity Fund II, L.P. contributed equity capital in an amount not less than Three Million Dollars ($3,000,000.00) and debt in an amount not less Five Hundred Thousand Dollars ($500,000.00), which debt has been subordinated by written agreement to the obligations of Borrower to Bank, and evidence of the receipt of the aggregate sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00), acceptable to Bank and Bank's counsel, has been delivered to Bank.

          (b) SATISFACTION OF THE INDEBTEDNESS TO STAR FINANCIAL BANK AND RELEASE OF LEASES. Bank shall have received, reviewed and found acceptable evidence that Borrower has fully satisfied its obligations, liabilities and indebtedness to Star Financial Bank, that all Leases assigned to Star Financial Bank and Leased Equipment related thereto have been released and that there are no liens or security interests with respect to Borrower's assets except those of the Trustee or as set forth in EXHIBIT 6.1(B) and to which Bank has separately consented in writing.

          (c) ESTABLISHMENT OF LOCKBOX AND CASH COLLATERAL ACCOUNTS. Borrower shall have entered into agreements for the establishment with Bank of one or more lockbox accounts and cash collateral accounts and shall have provided to Bank satisfactory evidence of Borrower's ability to implement cash management systems acceptable to Bank.

          (d) RECEIPT OF WRITTEN ASSURANCES REGARDING BORROWER'S PROCEDURES. Bank shall have received from Borrower a written undertaking setting forth procedures pertaining to Borrower's lease and loan administration functions which provides Bank with assurances, acceptable to Bank, that Borrower duly and properly perfects Borrower's rights as an owner or secured party with respect to its Leased Equipment and its Leases.

          (e) OPINION OF COUNSEL. Bank shall have received, reviewed and found acceptable an opinion of Borrower's counsel substantially to the effect set forth in EXHIBIT 6.1(E) attached hereto.

     2 CONDITIONS TO EACH ADVANCE. The Borrower shall deliver to the Bank and its designated counsel, in conformity with the prior notice requirements of Section 3.5 of this Agreement, an original (or a facsimile copy) executed Request for Advance specifying the information required thereby or required pursuant to Section 3.1 of this Agreement. The amount of an Advance shall not exceed the aggregate Borrowing Base of the Leases which are to become Borrowing Base Leases supporting such Advance. On the date which the Borrower specifies the Advance is to be made, if:

          (a)  no Event of Default has occurred and is then existing;

          (b) the making of the Advance shall not cause or result in either a violation of any of the terms of this Agreement, the Lease Assignment or the Security Agreement or shall not cause or result in a Default or an Event of Default,

          (c) Borrower has executed and delivered to Bank an Assignment of each Lease associated with such Request for Advance and has delivered to Bank all of the original documents required by
               Section 6.3 of this Agreement,
the Bank shall make the proceeds of each Advance requested by the Borrower available to the Borrower by causing an amount of same day funds equal to such Advance to be credited to the Borrower's account maintained at Bank.

     3 ORIGINALS OF LEASE DOCUMENTS TO BE DELIVERED TO BANK AND ITS DESIGNATED COUNSEL WITH REQUEST FOR ADVANCE. In conjunction with the delivery of any Request for Advance to Bank, the Borrower shall also deliver to Bank an executed original `Lease Assignment' in the form attached hereto as EXHIBIT 5.3 for each Lease for which Borrower seeks an Advance together with the originals (except as to Bank's counsel, to whom a copy will be simultaneously delivered) of each of the following documents pertaining to each Lease:

          (a) Each Lease and each Schedule executed with respect to such Lease, fully executed by Borrower and Lessee,

          (b) A file-marked, executed copy of each UCC-1 Financing Statement necessary to perfect the Borrower's interest in each Lease and the Leased Equipment naming the Borrower as `Secured Party', the Lessee as `Debtor' and the Bank as `Assignee'.

          (c) A file marked copy of each UCC-2 Real Estate Financing Statement necessary to perfect the Borrower's interest in each Lease and the Leased Equipment naming the Borrower as `Secured Party, the Lessee as `Debtor' and the Bank as `Assignee' to the extent that the Leased Equipment constitutes fixtures.

          (d)  The Certificate of Acceptance.

          (e)  The Disbursement Authorization.

          (f) The Lessee's resolution authorizing the lease transaction, if the Lessee is other than an individual.

          (g)  The Guaranty, if any, of the Lease.

          (h) Each resolution of each Guarantor authorizing the Guaranty, if the Guarantor is other than an individual.

          (i) Each bill of sale for the Leased Equipment or the invoices with respect thereto with Borrower's check number(s) in payment thereof, noted thereon.

          (j) A certificate of insurance with an endorsement declaring the Borrower and Bank as a lender loss payee for an amount at least equal to the full insurable value of the Leased Equipment.

          (k) Any landlord or mortgagee waiver of lien rights with respect to the Leased Equipment, to the extent that the Leased Equipment constitutes fixtures.

          (l) A UCC search certified by the office of each record custodian in which a UCC filing was made showing that the Borrower's UCC Filing has, to the extent same would constitute a security interest rather than a precautionary lease filing, priority over all other lien filings that might attach to the Leased Equipment.

In those jurisdictions which do not return to the secured party/lessor, within a reasonable period of time, a file-stamped copy of the financing statement or other written evidence of recording of a financing statement, Borrower may submit to Bank an affidavit or certificate from an authorized representative of an independent document service such as Lexis Document Services or CT Corporation System; PROVIDED, however, that Bank shall not be required to make Advances with respect to Leased Equipment located in such jurisdictions if, in the sole judgment of Bank, the aggregate dollar value of Leased Equipment located in such jurisdictions is unreasonably large in relation to the aggregate dollar value of all Qualified Leased
Equipment unless Borrower has delivered to Bank the results of an information and copy request under the Uniform Commercial Code (Uniform Commercial Code Form UCC-11 or similar form), certified by the appropriate public office, showing Borrower's security interest, and the assignment to Bank thereof, to be recorded in such office.

     4 BANK'S COUNSEL TO REVIEW DOCUMENTS. The Bank's Counsel shall review the documents submitted by Borrower with each Request for Advance until such time as Bank is reasonably assured that Borrower's policies, procedures and documentation are adequate to obtain and perfect a security interest in the Leased Equipment and to enforce Lessee's obligations to pay all Rentals due under a Lease. Bank agrees that it will make reasonable efforts to obtain adequate assurance in a reasonable period of time but in no event shall Bank continue its review of documents submitted by Borrower for longer than three (3) months after the Effective Date of this Agreement, unless Borrower shall modify the contractual terms of any document used in connection with a Lease, in which case, Bank shall be entitled to review each variation of such document submitted with a Request for Advance. Any documentation deficiencies shall be reported to Borrower within two Business Days of receipt of the documentation, however, if any Lease pertains to Leased Equipment located in a state not previously reviewed by Bank's Counsel, then Bank's Counsel may notify Borrower that additional time is necessary to complete such review. Subject to the foregoing provisions of this Section 6.4, the reasonable costs of document review by Bank's Counsel shall be paid by Borrower.

     5 CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK - SECOND CREDIT LINE Notwithstanding any provision of this Agreement to the contrary, all obligations of the Bank to make any Advance under or with respect to the Second Credit Line are expressly conditioned upon receipt by Bank of evidence acceptable to Bank that the Borrower has obtained, in addition to the equity capital and subordinated debt required by Section 6.1(a), subordinated debt or contributed equity capital in an amount not less than Three Million Dollars ($3,000,000.00), such that Borrower shall have received from a date not more than sixty (60) days prior to the Effective Date of this Agreement, contributed equity capital of not less than Three Million Dollars ($3,000,000.00) and debt in an amount not less Three Million Five Hundred Thousand Dollars ($3,500,000.00), which debt has been subordinated by written agreement to the obligations of Borrower to Bank.

                            ARTICLE 7.
                  REPRESENTATIONS AND WARRANTIES

     To induce the Bank to enter into this Agreement and to make Advances pursuant to this Agreement, the Borrower represents and warrants that:

     1 CORPORATE ORGANIZATION AND GOOD STANDING. The Borrower is a corporation duly organized and validly existing under the laws of the State of Indiana and is duly licensed or qualified to transact business as a foreign corporation in each jurisdiction in which the nature of the business transacted by it or the character of properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the Borrower.

     2 CORPORATE POWER AND AUTHORITY. The Borrower has the requisite power and authority, corporate and otherwise, to enter into this Agreement, to make the borrowings herein contemplated, to execute and deliver the Note and the Loan Documents to which it is a party, and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all proper and necessary corporate action and do not and will not:

          (a) violate or conflict with any provision of the articles of incorporation or bylaws of the Borrower;

          (b) violate or conflict with the provisions of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award to which the Borrower is a party or by which it or its property is bound;

          (D) conflict with, result in a breach of, or constitute a default under, any indenture, Lease, or any other agreement or instrument to which the Borrower is a party or by which it or its property is bound.

     3 FINANCIAL CONDITION. The Borrower's audited financial statements (which have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year) included in Borrower's Annual Report on Form 10-KSB for the year ended September 30, 1996, and its unaudited financial statements included in Borrower's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1996, copies of which have been furnished to the Bank, present fairly the financial condition of the Borrower as at such date and the results of their operations for the period then ended, and there has been no material adverse change in said financial condition since December 31, 1996. The Borrower does not have any contingent obligations, liabilities, taxes, or other outstanding financial obligations which are material in the aggregate.

     4 PROPERTIES. The Borrower has good and marketable title to all of its properties and assets, and none of its assets are subject to any mortgage, pledge, title retention lien, security interest, or encumbrance, except for those set forth on Schedule 7.4 attached hereto, which must in all respects be acceptable to Bank on the Effective Date of this Agreement.

     5 LITIGATION. No litigation, tax claim, proceeding, dispute, or governmental proceeding is pending or, to its knowledge, threatened against the Borrower, which either (a) involves an uninsured claim of over Twenty-Five Thousand Dollars ($25,000.00) against the Borrower, or (b) in the opinion of the Borrower, may have a material adverse effect on the business or condition (financial or other), affairs, or operations of the Borrower.

     6 ERISA. No fact or circumstance, including but not limited to any reportable event within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), exists in connection with any Plan of the Borrower ("PLAN" shall mean an employee pension benefit plan or pension covered by ERISA which is guaranteed by the Pension Benefit Guaranty Corporation or any successor thereto) which might constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty Corporation or for the appointment of a trustee to administer any such Plan. For purposes of this representation and warranty, the Borrower shall be deemed to have knowledge of all facts attributable to any administrator of any such Plan.

     7    BORROWER  INFORMATION.    Any  written  information  provided  by
Borrower to Bank prior to, in conjunction with or pursuant to execution of this Agreement is true, accurate and complete in all material respects.


                            ARTICLE 8.
                        FINANCIAL COVENANTS

     So long as any portion of the Advances made under this Agreement remains unpaid or this Agreement continues in effect, unless the Bank otherwise consents in writing, the Borrower shall abide by each of the following covenants:

     1    BORROWING BASE.   The aggregate outstanding balance of any Credit
Facility shall not exceed the Applicable Borrowing Base.

     2    TANGIBLE NET WORTH.   The  Minimum  Tangible  Net  Worth  of  the
Borrower, tested quarterly, shall be:

          (a) AT CLOSING AND THROUGH SEPTEMBER 29, 1997. Not less than One Million Five Hundred Thousand Dollars ($1,500,000.00) on the Effective Date of this Agreement;

          (b) AT SEPTEMBER 30, 1997 AND THROUGH SEPTEMBER 29, 1998. Not less than Three Million Dollars ($3,000,000.00) as of September 30, 1997;

          (c) AT SEPTEMBER 30, 1998 AND THROUGH SEPTEMBER 29, 1999. Not less than Five Million Five Hundred Thousand Dollars ($5,500,000.00) as of September 30, 1998;

          (d) AT SEPTEMBER 30, 1999 AND THROUGH SEPTEMBER 29, 2000. Not less than Seven Million Five Hundred Thousand Dollars ($7,500,000.00) as of September 30, 1999; and

          (e)  AT SEPTEMBER 30, 2000 AND THEREAFTER.   Not  less  than  Ten
     Million Dollars ($10,000,000.00) from and after September 30, 2000.

     3    MAXIMUM  DEBT  TO  TANGIBLE  NET  WORTH.  The ratio of Borrower's recourse indebtedness to Borrower's Tangible Net Worth shall not exceed 5.0:1.0 at the end of any calendar quarter.

     4 MINIMUM INTEREST COVERAGE. Minimum interest coverage shall not be less than 1.00:1 at any time during fiscal year 1997 nor less than 1.40:1 at any time thereafter. Interest coverage shall be defined as the ratio of (i) earnings before interest expense and taxes to (ii) interest expense less accrued interest on subordinated debt. Minimum interest coverage shall be tested on a rolling four (4) quarter basis; PROVIDED; however, that prior to March 31, 1998, minimum interest coverage will be tested as follows: (x) at June 30, 1997, for the quarter then ending; (y) at September 30, 1997, the six months then ended; and (z) at December 31, 1997, for the nine months then ended.

     5    NO ADDITIONAL RECOURSE DEBT.  Borrower shall not incur additional recourse indebtedness without the prior written consent of Bank, which consent may be withheld for any or no reason whatsoever.

     6 DIVIDEND/DISTRIBUTION LIMITATION. Borrower shall not pay any dividends or otherwise make any distributions with respect to its equity in excess of One Hundred Thousand Dollars ($100,000.00) for Fiscal Year 1997 nor more than Forty Thousand Dollars ($40,000.00) during any fiscal year after Fiscal Year 1997.

     7    PAYMENTS  ON SUBORDINATED  DEBT.   Borrower  shall  not  pay  any
accrued interest on Subordinated Debt prior to January 1, 1998 and thereafter such interest may be paid only if and for so long as, Borrower is in full compliance with the requirements of, and not in violation of the provisions of, Sections 8.1 through 8.6, inclusive, or of any other provision of this Agreement. Borrower shall not repay any principal of, or any amounts other than interest with respect to, any Subordinated Debt prior to January 1, 2001 and thereafter such principal and other amounts may be paid only if and for so long as, Borrower is in full compliance with the requirements of, and not in violation of the provisions of, Sections
8.1 through 8.6, inclusive, or of any other provision of this Agreement. Borrower shall not acquire any Subordinated Debt prior to January 1, 2001 and thereafter such Subordinated Debt may be acquired by Borrower only if and for so long as, Borrower is in full compliance with the requirements of, and not in violation of the provisions of, Sections 8.1 through 8.6, inclusive, or of any other provision of this Agreement.

     8 DELINQUENCY LIMITATION. No more than five percent (5.0%) of the aggregate U.S. Dollar value of the Borrower's Leases shall be more than thirty (30) days delinquent, on a contractual basis, at any one time. For the purposes of this Section 8.8, the entire unpaid balance of rentals due with respect to a Lease shall be deemed to be more than thirty (30) days past due if any Rental is more than thirty (30) days past due, in whole or in part.

     9 LESSEE CONCENTRATION. In no event shall any Lessee, or group of Lessees which would be "affiliates" for the purposes of any proceeding under the United States Bankruptcy Code, be liable to Borrower with respect to Leases or any other obligations which, in the aggregate, at any time, exceed ten percent (10%) of the aggregate of all of Borrower's Leases.

     10 ASSIGNMENT OF KEY MAN LIFE INSURANCE. Within sixty (60) days after the Effective Date of this Agreement, Borrower and any other owners and beneficiaries shall delivered to Bank originals of life insurance policies, issued or underwritten by insurers acceptable to Bank, and executed and delivered to Bank an Assignment Of Life Insurance Policy with respect to life insurance policies upon the lives of Michael F. McCoy and William Wildman in the aggregate face amount not less than Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00); provided, however, that after review of such life insurance policies, Bank may require Six Million Five Hundred Thousand Dollars ($6,500,000.00) in face amount of life insurance to be assigned to Bank subject to Bank's agreement to retain no more than Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00) in any event. Notwithstanding any provision of this Section 8.10 to the contrary, not less than Million Five Hundred Thousand Dollars ($4,500,000.00) of the face amount of such life insurance, including that portion assigned to or to be retained by Bank, shall insure the life of Michael F. McCoy. Notwithstanding any provision of this Agreement to the contrary, the failure to timely deliver the original life insurance policies and/or execute and deliver the Assignment Of Life Insurance Policy with respect to either officer of the Borrower shall constitute an Event of Default under this Agreement.


                            ARTICLE 9.
                       ADDITIONAL COVENANTS

     1    GENERAL  AFFIRMATIVE  COVENANTS.  So long as any portion  of  the
Secured Obligations under this Agreement, including the Notes, remains unpaid or this Agreement continues in effect, unless the Bank otherwise consent in writing, the Borrower shall abide by each of the following covenants and agreements:

          (a) PAYMENT AND PERFORMANCE OF OBLIGATIONS. The Borrower will pay all principal, interest, fees, and other charges with respect to the Notes and any other obligations to Bank when and as the same become due and payable, will strictly observe and perform all covenants, agreements, terms, conditions, and limitations contained in this Agreement and the Loan Documents.

          (b) NOTICE OF DEFAULT. The Borrower shall promptly notify the Bank in writing of the occurrence of any Event of Default or Default, specifying in connection with such notification all actions proposed to be taken to remedy such circumstance.

          (c) NOTICE OF NON-PAYMENT. The Borrower shall notify the Bank in writing of the occurrence of any failure or refusal by the Borrower to pay any amount in excess of Ten Thousand Dollars ($10,000) payable under any agreement to which it is a party (other than trade payables less than sixty (60) calendar days past due), within ten (10) calendar days of such failure or refusal, unless the Borrower is diligently and in good faith contesting its obligations to make such payment by appropriate action.

          (d) NOTICE OF LEGAL PROCEEDINGS. The Borrower shall, promptly upon becoming aware of the existence thereof, notify the Bank in writing of the institution of any litigation, legal proceeding, or formal dispute with any person or tribunal, that might materially and adversely affect the condition, financial or otherwise, or the earnings, affairs, business prospects, or properties of the Borrower.

          (e)  CONTINUATION  OF  PRIMARY  BUSINESS.   The   Borrower  shall
     continue to maintain the character of its restaurant equipment leasing business as currently conducted.

          (f) MAINTENANCE OF CORPORATE EXISTENCE. Qualification and Assets. The Borrower shall at all times maintain (I) its legal existence; (ii) its qualification to transact business and good standing as a foreign corporation in all jurisdictions where the failure to so qualify would materially and adversely affect the nature of its properties or the conduct of its businesses; and (iii) all franchises, licenses, rights, and privileges necessary for the proper conduct of its businesses.

          (g) MAINTENANCE OF SECURITY. The Borrower shall execute, file and deliver to the Bank all security agreements, UCC Filings, assignments, and such other documents and instruments, and all supplements thereto, and continuation statements thereof, and take such other actions as the Bank deems reasonably necessary in order to maintain as valid, enforceable, and first priority liens, the Security Interest granted and assigned to the Bank.

          (h)PAYMENT OF TAXES AND CLAIMS. The Borrower shall pay all taxes imposed upon it or upon any of its properties or with respect to its franchises, business, income, or profits before any material penalty or interest accrues thereon. The Borrower shall also pay all material claims (including without limitation claims for labor, services, materials, and supplies) for sums which have or shall become due and payable and which by law have or might become a vendors lien or a mechanics, laborers', materialmen's, statutory, or other lien affecting any of the Collateral; provided, however, that the Borrower shall not be required to pay any such taxes or claims if (i) the amount, applicability, or validity thereof is being contested in good faith by appropriate legal proceedings promptly initiated and diligently conducted; and (ii) the Borrower shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) adequate with respect thereto.

          (i) MAINTENANCE OF INSURANCE. The Borrower shall at all times maintain, or cause to be maintained, insurance covering such risks as is customarily carried by prudent businesses similarly situated, including, without limitation, hazard, fidelity, errors and omissions. All such insurance shall be written by such insurers and in such form, amount, and coverage as may be reasonably satisfactory to the Bank, naming the Bank, as additional insured or loss payee, as applicable. The Borrower shall provide the Bank with a certificate from such insurance companies setting forth the amount or amounts of coverage and containing an agreement from each such insurance company that no termination, expiration, cancellation, or lapse of any such insurance policy shall occur without at least thirty (30) calendar days advance written notice to the Bank.

          (j)COMPLIANCE WITH LAWS AND AGREEMENTS. The Borrower shall comply with the provisions of any laws and the provisions of any agreements material to its businesses and operations and shall maintain its ability to perform its obligations under all agreements material to its businesses and operations.

          (k) INSPECTIONS. The Borrower shall, at any reasonable time and from time to time upon prior notice permit any agents or representatives of the Bank to inspect, examine, and make copies of and abstracts from Borrower's records and books of account, and
     (1) discuss its affairs, finances, and accounts, and (2) make available to Bank any of Borrower's officers, management employees, or independent public accountants (and by this provision the Borrower hereby authorizes said accountants to discuss with the Bank and its agents or representatives the Borrower's affairs, finances, and accounts).

          (l) RECORDS. The Borrower shall keep accurate records and books of account reflecting all of its financial transactions, in which complete entries shall be made in accordance with generally accepted accounting principles consistently applied.

          (m) ERISA. With respect to any Plan maintained or adopted by the Borrower, the Borrower shall (I) at all times make prompt payments of contributions required to be made to meet the minimum funding standards of ERISA; (ii) promptly, after the filing thereof, furnish to the Bank copies of all reports of prohibited transactions and accumulated funding deficiencies required to be made pursuant to the provisions of ERISA; and (iii) notify the Bank promptly of the occurrence of any Reportable Event (as such term is defined in ERISA).

          (n) FURTHER ASSURANCES. The Borrower shall execute and deliver such other and further instruments, documents, or assurances as in the judgment of the Bank may be reasonably required to more effectively create or perfect the Security Interest(s) or to confirm or evidence the obligations imposed by the terms and provisions of this Agreement and the Loan Documents.

          (o) CHANGE IN NAME OR LOCATION. The Borrower shall notify the Bank in writing at least thirty (30) calendar days in advance of any change in location of its principal place of business, chief executive office, or place where records are kept, or of any proposed change of corporate name. To the extent not in the physical possession of the Bank, the Collateral and all books and records pertaining thereto shall be maintained and stored at the Borrower's principal place of business, and the Borrower shall not remove any part of the Collateral from such location, other than temporarily in the ordinary course of business, unless the Borrower shall have provided the Bank with prior written notification of such change in location in accordance with the terms of this section and shall have assisted the Bank in filing such security agreements, financing statements, or other notices deemed necessary by the Bank to preserve and maintain the continued validity, enforceability, and priority of the Bank's lien on and Security Interest in the Collateral.

          (p) SENIOR MANAGEMENT. The Borrower shall notify the Bank in writing within fifteen (15) calendar days of any change in the Borrower's senior management.

          (q) CHANGE IN OWNERSHIP. Except as required in connection with the Three Million Dollar ($3,000,000.00) equity capital contribution required by this Agreement, the Borrower shall not make any substantial change of control in the ownership of the capital stock of the Borrower without the consent of Bank, which consent may be withheld for any or no reason.

     2    COVENANTS AS TO LEASES.  With respect to the Leased Equipment and the Leases (other than the Trustee Leases and any related Leased Equipment or security interest therein), the Borrower covenants as follows:

     (a) each Lease assigned to Bank shall constitute a valid and enforceable lease of and/or a lien on and security interest in the Leased Equipment which is the subject thereof and such assignment and the Security Interest will be duly perfected and, except as otherwise provided herein, will be prior to all other liens upon, security interests in, and collateral assignments of such Leased Equipment and Leases.

     (b) As of the date of acquisition and granting of a Security Interest, the Borrower will be the owner of such Leases free of Liens, encumbrances, and rights of others, except for (i) the Security Interest created pursuant to this Agreement; (ii) any subordinated liens on Leased Equipment; (iii) landlord liens under state law; and (iv) rights of Lessees under Leases.

     (c) As of the date of the execution of a Lease, there will be no right of rescission, offset, defense, or counterclaim to the obligation of the Lessee thereunder to pay the unpaid payments due under such Lease, except with respect to Advance Payments paid by such Lessee; the operation of the terms of such Lease or the exercise of any right thereunder will not render such Lease unenforceable in whole or in part or be subject to any right of rescission, offset, defense, or counterclaim and no such right of recision, offset, defense, or counterclaim shall have been asserted.

     (d) As of the date of acquisition of any Leased Equipment, there will not be any liens or claims affecting the Leased Equipment which are or may become a lien prior to or equal with the Security Interest granted to Bank in such Leased Equipment except the lien of the Trustee and except for landlord liens under state laws, which liens may have priority over the Security Interest.

     (e) As of the date of its execution, each Lease will be a legal, valid and binding obligation of the obligor thereunder and will be enforceable in accordance with its terms, except only as such enforcement may limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditor's rights generally or by general equity principles, and all parties to such Lease will have full legal capacity to execute such Lease and all other documents related thereto, and the terms of such Lease will not have been waived or modified in any respect.

     (f) Each Lease shall contain customary and enforceable provision such as to render the rights and remedies of the Borrower adequate for the realization against the Leased Equipment which is the subject of each Lease of the benefits of the Security Interest; notwithstanding the foregoing
Bank acknowledges the sufficiency of the form of the Lease currently employed by the Borrower.

     (g) The Borrower shall require each Lessee to furnish promptly to the Borrower the annual financial statements of the Lessee (and of any Guarantors) which, in some cases, may be certified by independent Certified Public Accountants, and such interim financial statements of the Lessee as the Borrower may require during the term of the Lease. If the annual financial statements of a Lessee are not certified by independent certified public accountants, such Lessee shall be required to also furnish to the Borrower copies of its federal income tax returns. The Borrower shall upon request make copies of all such financial statements and income tax returns available for inspection by the Bank at any reasonable time during normal business hours. In addition, the Borrower will cause Lessees to grant it, or its representatives the right to enter the premises of each location of the Leased Equipment for the purpose of inspection, and the right to inspect any and all books and records relating to the Leased Equipment, at any reasonable time during normal business hours.

     (h) The company will notify the Bank in writing within fifteen days of any default by a Lessee under the terms of a Lease and will specify the actions taken and being taken to remedy any such default; provided that if the event of default is the failure to pay rent when due, then the Borrower may, in its discretion, provide in its notice to Bank that such notice shall serve as a continuing notice of default by that Lessee in which case no further notice to the Bank relative to the failure of such Lessee to timely pay rent under its lease need be given by the Borrower unless the Borrower deems itself to be insecure.

     (i) The Borrower shall deposit, and shall take all reasonable steps to require Borrower's Lessees to deposit, all Collection into the lockbox account with Bank required pursuant to Section 6.1(c) of this Agreement and, in the event, any Collections are received by Borrower, Borrower shall receive all Collections with respect to any Lease in trust for the benefit of Bank. All such Collections shall be deposited into the Collateral Proceeds Account in accordance with the terms of the Security Agreement.

     (j) With respect to each Lease, the Borrower hereby supplements and adds to its covenants set forth above by making the following covenants:

          (i) Prior to entering into a Lease, the Borrower will take such steps as it deems reasonable and prudent to determine the creditworthiness of the Lessee, including in appropriate circumstances, but not limited to, undertaking a review of the credit reports from commercial credit bureaus, investigating and verifying the potential Lessee's credit record and bank accounts, and establishing certain minimum levels of historical debt service coverage and pro forma debt service coverage.

          (ii) Each Lease will contain provisions substantially similar to the following which provisions Bank acknowledges are reflected in the form of Lease currently employed by Borrower.:

               (A) The Lessee will repair and maintain the Leased Equipment, pay all taxes relating to the Lease and Lessee's use of the Leased Equipment (other than taxes measured by the net income or net capital of the Borrower) and bear the entire risk of the Leased Equipment being lost, damaged, destroyed or rendered unfit or available for use.

               (B) The Lessee will obtain and maintain during the term of the Lease, at Lessee's sole expense, general liability and casualty policies of insurance covering the Leased Equipment in an amount equal at all times to not less than 100% of the full replacement value of the Leased Equipment and naming the Borrower or its nominee as an additional insured or loss payee, respectively.

               (C) The following occurrences, among others, will constitute events of default under the Lease; (1) Lessee's failure to make the rental payments called for under the Lease or Lessee's failure to perform or observe any other covenant, condition or agreement to be performed or observed by it under the Lease, which failure, in either event, remains unremedied for 30 consecutive days or such other period as shall be provided for in the Lease; (2) Lessee becomes insolvent or bankrupt or makes an assignment for the benefit of creditors; (3) Lessee shall, or shall attempt, without the Borrower's consent, to remove, sell, transfer or encumber any of the Leased Equipment; (4) Lessee shall cease doing business as a going concern; or (5) Lessee shall suffer a material adverse change in its financial condition, and as a result thereof the Borrower deems itself to be insecure.

               (D) Upon the occurrence of an event of default under the Lease, the Borrower shall have the right to take all or any of the following actions: (1) declare all other Leases between the Borrower and the defaulting Lessee to be in default; (2) terminate the Lease; (3) declare all sums due and payable under the Lease for the full term of the Lease immediately due and payable; (4) demand the return of the Leased Equipment or take appropriate steps to obtain possession of the Leased Equipment; and (5) sell the Leased Equipment at public or private sale or otherwise dispose of or deal with the Leased Equipment.

     3 NEGATIVE COVENANTS. So long as any portion of the Secured Obligations under this Agreement including the Note, remain unpaid or this Agreement continues in effect, the Borrower shall not violate any of the following covenants:

     (a) LIMITATION ON INDEBTEDNESS. The Borrower shall not incur, create, assume, have outstanding, guaranty, or otherwise be or become directly or indirectly liable with respect to any indebtedness if, as a result thereof, the Borrower is in violation of any of the covenants set forth in this Agreement.

     (b) AMENDMENT OF CORPORATE DOCUMENTS. The Borrower shall not cause or permit any amendment of its Articles of Incorporation or any material change in its Bylaws as in effect on the date hereof; provided, however, Borrower may amend it Articles of Incorporation and Bylaws with respect to indemnification and make such other changes as do not materially affect Bank.

     (c) MERGERS,  SALES,  TRANSFERS  OR  OTHER  DISPOSITION OF ASSETS. The
Borrower shall not: (i) dissolve or otherwise dispose of all or substantially all of its assets; (ii) sell, lease, or otherwise transfer or dispose of any assets for less than the fair market value (except assets no longer usable in Borrower's business); (iii) consolidate with or merge into another corporation or other legal entity; (iv) effect any change in its capitalization; or (v) sell, lease, transfer, lend, or convey any of its assets to an affiliate; PROVIDED, however, that Borrower may make such changes in its capitalization as are required: (x) in connection with the conversion of any of Borrower's outstanding preferred stock into Borrower's common stock ; and (y) to issue stock or stock options pursuant to incentive plans applicable to officers, directors, other management personnel and consultants; PROVIDED, FURTHER, that all such transactions under this clause (y) shall not cause or result in more than a five percent (5%) dilution of the stock ownership interests of Michael F. McCoy and William Wildman.

     (d) LIENS. The Borrower shall not create or permit to exist any mortgage, pledge, title retention lien, lease purchase, or other encumbrance or security interest, with respect to any assets now owned or hereafter acquired by the Borrower except: (i) the Security Interest; (ii) materialmen's, mechanics', suppliers', tax, or warehousemen's liens, statutory liens of landlords and other like liens arising in the ordinary course of business which are not yet due or which are being contested in good faith by appropriate proceedings; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment compensation, and other types of social security, or to secure the performance of other statutory obligations; (iv) encumbrances consisting of zoning regulations, easements, rights of way, survey exceptions, and other similar restrictions on the use of real property, and minor irregularities in titles thereto which do not materially impair their use in the operation of its business; (v) existing liens and security interests disclosed in writing to the Bank prior to execution of this Agreement, to which Bank has consented in a separate writing; (vi) the security interests of the Trustee with respect to the Trustee Leases and the Trust.

     (e) GUARANTIES. The Borrower shall not guaranty, endorse, assume, become surety for, indemnify, or otherwise become or be responsible for the obligations of any third party, except: (i) endorsements of negotiable instruments for deposit or collection in the ordinary course of business; and (ii) obligations incurred in connection with the assignment or sale of Leases (or any part thereof) owned by the Borrower in the ordinary course of business of the Borrower.

     (f) USE OF PROCEEDS. The Borrower shall not use the proceeds of this Agreement, nor of any Advance, for any purpose other than working capital, payment for or recoupment of the costs of Leased Equipment acquired by the Borrower or payment of indebtedness to Star Financial Bank in connection with Qualified Leases assigned to Bank in connection with such payment.

     4 REPORTING REQUIREMENTS. So long as any portion of the Borrower's liabilities under this Agreement, including the Note, remains unpaid or this Agreement remains in effect, unless the Bank otherwise consents in writing, the Borrower shall furnish to the Bank the following reports:

     (a) ANNUAL REPORTS. As soon as available, and in any event within ninety (90) calendar days after the end of the each fiscal year of the Borrower, the Borrower shall furnish to the Bank (i) a complete annual audited financial statement of the Borrower, with all notes thereto, prepared in reasonable detail in accordance with generally accepted accounting principles consistently applied, and in detail reasonably satisfactory to the Bank, which shall contain at least a balance sheet, a statement of profit and loss and stockholder's equity, and a statement of cash flows, set forth in each case in comparative form with corresponding figures from the preceding fiscal year, and (ii) if prepared, the management letter to the Borrower prepared by the firm of independent certified public accountants in connection with the certification of the annual audited financial statements of the Borrower. Each annual audited financial statement of the Borrower shall be duly certified by a firm of independent certified public accountants of recognized national standing or otherwise acceptable to the Bank. The certified report of such firm shall include a statement to the effect that the examination made in preparing and certifying such annual audited financial statement has not disclosed the existence of a condition or event at the end of the fiscal year which constitutes an Event of Default or Default hereunder, or a statement specifying the nature and period of existence of any such condition or event disclosed by such examination.

     (b) ANNUAL FINANCIAL STATEMENTS OF FRANCHISORS. Provided such franchisor obtains audited financial statements, within ten (10) days of receipt thereof, the audited financial statements of each franchisor for or in connection with which Borrower leases Qualified Leased Equipment.

     (c) FIELD AUDIT REPORTS. At the option of Bank, provide to Bank audit reports with respect to the Bank's collateral and Borrower's business operations, in form acceptable to Bank, or permit Bank to engage auditors and to grant access to Borrower's premises, Lessees and Borrower's books and records, for such purposes, no less frequently than twice each year. Borrower agrees that Borrower shall be liable for all costs and expenses in connection with such field audits and the resulting reports.

     (d) QUARTERLY COMPLIANCE REPORT. Within thirty (30) days after the end of each fiscal quarter, Borrower shall provide to Bank a duly executed and completed Covenant Compliance Certificate in the form of EXHIBIT 9.4(D), certified by Borrower's chief financial officer. Each such certificate shall certify that there exists no Event of Default or Default hereunder and that all representations and warranties contained in this Agreement and the Loan Documents are true and correct as if made again effective on the date of such certificate.

     (e) MONTHLY MANAGEMENT-PREPARED FINANCIAL STATEMENTS. As soon as available, and in any event within thirty (30) days after the end of each fiscal month of the Borrower, the Borrower shall furnish to the Bank (i) management-prepared internal financial statements of the Borrower for the preceding month, prepared on a basis consistent with prior periods and in accordance with generally accepted accounting principles. Such monthly financial statements shall contain at least a balance sheet of the Borrower as the end of such month and a statement of profit and loss for such month and for the fiscal year to date. Each monthly financial statement shall be accompanied by a certificate of the chief financial officer of the Borrower dated as of such date and certifying that the monthly financial statement so provided is correct and complete as of such date and fairly presents the results of operations for the periods then ended, and that there exists no Event of Default or Default hereunder and that all representations and warranties contained in this Agreement and the Loan Documents are true and correct as if made again effective on the date of such certificate.

     (f) MONTHLY LEASE PORTFOLIO SUMMARY REPORT. The Borrower shall furnish the Bank with a Lease Portfolio Summary Report and analysis, which shall show the status of all Leases, including those which are delinquent, all in such form and detail as the Bank shall reasonably request, as of the last Business Day of each month, as soon as available and in any event within fifteen (15) calendar days after the end of such month.

     (g) MONTHLY BORROWING BASE CERTIFICATE. Within thirty (30) days after the end of each month, or more frequently if requested by the Bank, the Borrower shall furnish the Bank with a Borrowing Base Certificate and listing of all of Borrower's Leases (excepting only the Trustee Leases).

     (h) OTHER REPORTS AND INFORMATION. The Borrower shall deliver or cause to be delivered to the Bank such information (not otherwise required to be furnished under this Agreement or the Loan Documents) respecting its business, affairs, assets, and liabilities, and such statements, lists of property and accounts, reports, opinions, certifications, and documents as the Bank may from time to time reasonably request.

                            ARTICLE 10.
                       DEFAULT AND REMEDIES

     1    EVENTS  OF DEFAULT.   The  occurrence  of  one  or  more  of  the
following events shall constitute an "Event of Default":

     (a) DEFAULT UNDER THE LOAN DOCUMENTS. The occurrence of an Event of Default under and as defined in any of the Loan Documents.

     (b) PAYMENTS. The Borrower shall fail to make any payment of principal, interest, fees, or other amounts with respect to any of the Secured Obligations or any other obligations, liabilities or indebtedness of the Borrower to the Bank, including without limitation the obligations set forth in Sections 4.6(c), 4.6(d) and 4.6(e) of this Agreement, in the Notes or otherwise, on or before the date such payment is due, and such failure shall continue for a period of ten (10) calendar days.

     (c) COVENANT DEFAULTS. The Borrower shall fail to perform or observe any other covenant, agreement, or provision contained in this Agreement or the other Loan Documents and such non-performance or non-observance shall continue for a period of thirty days following receipt of notice thereof from Bank.

     (d) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by the Borrower herein or in any certificate, schedule, statement, report, notice or writing furnished by or on behalf of the Borrower to the Bank, whether furnished prior to, contemporaneously with, or subsequent to the execution of this Agreement, is untrue or is breached in any material respect.

     (e) DEFAULT ON INDEBTEDNESS. Any creditor or any representative of any creditor of the Borrower declares, or is or becomes entitled to declare, any liquidated indebtedness of the Borrower which exceeds Twenty-Five Thousand Dollars ($25,000.00), to be due and payable prior to its expressed maturity by reason of any default by the Borrower in the performance or observance of any obligation or condition, or any such indebtedness becomes due by its terms and is not promptly paid or extended.

     (f) INSOLVENCY. The Borrower becomes insolvent or generally does not pay its debts as they become due, or applies for, consents to, or acquiesces in the appointment of a trustee or receiver of the Borrower or any material portion of its property; or in the absence of such application, consent, or acquiescence, a trustee or receiver is appointed for the Borrower or for a substantial part of its property and is not discharged within ninety (90) calendar days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law is instituted by or against the Borrower and, if instituted against the Borrower, is consented to or acquiesced in by the Borrower, or remains for thirty (30) calendar days undismissed.

     (g) DISSOLUTION OR LIQUIDATION. Any dissolution or liquidation proceeding is instituted by or against the Borrower and, if instituted against the Borrower, is consented to or acquiesced in by the Borrower, or remains for thirty (30) calendar days undismissed.

     (h) TERMINATION OR SUSPENSION OF BUSINESS. The transaction of the usual business of the Borrower is terminated or suspended.

     (i) CHANGE IN OWNERSHIP. There occurs a substantial change of control in the ownership of the capital stock of the Borrower and such change has not been previously approved in writing by the Bank.

     (j) JUDGMENTS. The entry of a money judgment against the Borrower in excess of Twenty-Five Thousand Dollars ($25,000.00), unless such judgment shall be satisfied, discharged, or stayed within sixty (60) calendar days after the entry thereof, and if stayed, satisfied or discharged within ten
(10) calendar days after the expiration or lapse of any such stay.

     (k) MATERIAL ADVERSE CHANGE. The occurrence of any material adverse change in the condition of the Borrower, financial or otherwise.

     (l) ERISA. The occurrence of any reportable event or any other fact or circumstance which constitutes grounds for the termination of any Plan, as defined in Section 7.6 hereof, of the Borrower by the Pension Benefit Guaranty Corporation or for the appointment by an appropriate United States District Court of a trustee to administer any such Plan shall have occurred and be continuing for thirty (30) calendar days; or any Plan of the Borrower shall be terminated within the meaning of ERISA; or a trustee shall be appointed by the appropriate United States District Court to administer any Plan of the Borrower; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan of the Borrower or to appoint a trustee to administer any such Plan; and, upon the occurrence of any of the foregoing, the aggregate amount of the vested unfunded liability under all such Plans exceeds ten percent (10%) of the stockholders' equity of the Borrower, and such liability is not covered by insurance.

     2 REMEDIES NOT EXCLUSIVE. The rights and remedies provided in this Agreement, the Note, and all other Loan Documents are cumulative, may be exercised in such sequence or combination as the Bank may elect, and are not exclusive of any rights or remedies otherwise provided by law.

     3 REMEDIES UPON EVENT OF DEFAULT. If an Event of Default shall have occurred, the Bank may exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents or under applicable law:

     (a) ACCELERATION. Declare the unpaid balance of the Notes including principal, interest, and any fees or other obligations, or any part thereof, to be immediately due and payable, without demand, presentment, or further notice of any kind, the same being hereby expressly waived by the Borrower, whereupon it shall be due and payable.

     (b) ADVANCES; TERMINATION. Refuse to make any further Advances, and terminate this Agreement.

     (c) JUDGMENT. Reduce any claim to judgment.

     (d) OFFSET. Exercise the rights of offset and/or banker's lien against the interests of the Borrower in and to every property of the Borrower (other than escrow deposits managed by the Borrower, proceeds of the Trustee Leases and property subject to the security interest of Trustee) which is in the possession of the Bank to the extent of the full amount of the Borrower's obligations to the Bank.

     (e) FORECLOSURE. Exercise all those rights and remedies allowed to secured parties by all applicable laws, including without limitation the Uniform Commercial Code as enacted in Indiana and the Uniform Commercial Code as enacted in any other jurisdiction in which the Collateral or any portion thereof may be located.

     (f) POSSESSION. Enter upon the premises of the Borrower and take immediate possession of the Collateral, with or without legal process, either personally or by means of a receiver appointed by a court of competent jurisdiction.

     (g) COLLECTION OF ACCOUNTS. Collect and receive all accounts, rents, income, revenue, earnings, issues, and profits arising from the Collateral or any part thereof, including, without limitation, the Leases (other than the Trustee Leases).

     (h) EXERCISE OF RIGHTS. Exercise any and all other rights afforded by any applicable laws or by this Agreement and the Loan Documents at law, in equity, or otherwise, including, but not limited to, the rights to bring suits or other proceedings before any tribunal of competent jurisdiction, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right granted to the Bank in this Agreement.

     4 PERFORMANCE BY THE BANK. Should the Borrower fail to observe or perform any covenant, duty, or promise by it to be observed or performed under the terms of the Agreement or the Loan Documents, the Bank may, in its sole discretion and without any obligation to do so, perform or attempt to perform, such covenant, duty, or promise on behalf of the Borrower, and, in the event the Bank should do so, the Borrower shall immediately upon demand reimburse the Bank for all its expenses, disbursements, fees, and costs incurred in connection therewith, with interest thereon at the rate specified in the Note. The Bank does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or promise of the Borrower hereunder.

     5 SET-OFF. The Borrower hereby irrevocably authorizes the Bank, upon the occurrence of an Event of Default, to set off the liability of the Borrower on the Note, without notice, against all deposits and credits of the Borrower with, and any and all claims of the Borrower against, the Bank at any time outstanding provided, however, that the Bank shall not offset against deposits and credit of the Borrower held in trust or in a custodial capacity for third parties or against the proceeds of the Trustee Leases and property subject to the security interest of Trustee.

     6 RELEASE. Upon repayment of the Advance (and all accrued interest and related charges) relative to a Lease (other than a Trustee Lease), Bank shall assign or release, at Borrower's discretion, its Security Interest relative thereto.

     7 ATTORNEYS AND ACCOUNTANTS. In the exercise of its rights under this Agreement, the Note or the Loan Documents, the Bank may retain, consult with, and otherwise utilize the services of counsel and of accountants. Whenever attorneys or accountants are used by the Bank in the exercise of any of its remedies under this Agreement, the Note or the other Loan Documents, or otherwise, including collection or enforcement of this Agreement, the Note or the other Loan Documents, or to enforce, defend, declare, or adjudicate any of the Bank's rights under any of such instruments and documents or in any of the Collateral, whether by suit, negotiation, or otherwise, such reasonable attorneys' and accountants' fees as are incurred by the Bank in connection therewith shall be payable by the Borrower to Bank, which obligation shall survive any termination of this Agreement.

                            ARTICLE 11.
                           MISCELLANEOUS

     1 EXPENSES. The Borrower agrees to reimburse the Bank, upon demand, for reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses), incurred in connection with the preparation, review, and amendment of this Agreement which obligation shall survive any termination of this Agreement.

     2 NON-LIABILITY OF BANK. The relationship between the Borrower and the Bank is, and shall at all times remain, solely that of debtor and creditor, and the Bank neither undertakes nor assumes any responsibility or duty to review, inspect, supervise, pass judgment upon, or inform the Borrower of any matter in connection with any aspect or phase of the Borrower's businesses, operations, or condition, financial or otherwise. The Borrower shall rely entirely upon its own judgment with respect to all such matters, and any review of, inspection of, supervision of, exercise of judgment on, or supply of information to the Borrower by the Bank in connection with any such matter is for the protection and benefit of the Bank, and neither the Borrower nor any third party is entitled to rely thereon.

     3 WAIVERS. No failure to exercise and no delay in exercising, on the part of the Bank or any holder of the Note, of any power or right hereunder or under the Note or the Loan Documents or the Lease Documents and no course of dealing between the Borrower and the Bank or the holder of the Note, shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

     4 AMENDMENTS. No amendment, modification, or supplement to this Agreement, the Note or the Loan Documents, or to any other document or instrument executed or issued by any of the parties hereto in connection with the transactions contemplated herein, shall be binding unless executed in writing by all parties hereto; and this provision of this Agreement shall not be subject to waiver by any party and shall be strictly enforced.

     5    INTEREST  RATE  PROTECTION  AGREEMENTS.   Bank  acknowledges that
Borrower may hereafter enter into one or more SWAP contracts, interest hedging agreements or other rate contracts providing protection against fluctuations in interest rates.

     6 TAXES. The Borrower agrees to pay, and save the Bank harmless from all liability for, any stamp or other taxes, except taxes imposed with respect to or attributable to the income of Bank, which may be payable with respect to the execution or delivery of this Agreement, the Notes and the other Loan Documents, and any of the Leases, which obligation of the Borrower shall survive the termination of this Agreement.

     7 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Indiana, giving effect to Federal laws applicable to national banking associations, but without giving effect to the conflict of laws principles thereof. Any suit, action, or proceeding against the Borrower with respect to this Agreement, the Note, the other Loan Documents or the Collateral or any part thereof, may be brought in the courts of the County of Marion, State of Indiana, or in the United States District Court for the Southern District of Indiana, as the Bank in its sole discretion may elect, and the Borrower hereby consents to the jurisdiction of such courts for the purpose of any such suit, action, or proceeding. Any suit, action, or proceeding brought by the Borrower against the Bank with respect to this Agreement, the Note, the other Loan Documents or the Collateral or any part thereof, shall be brought in any of such courts; provided, however, that the Bank does not waive its right to petition for removal of any action brought in the courts of Marion County, Indiana to a United States District Court should it elect to do so. The Borrower hereby irrevocably waives any and all objections to the jurisdiction of such courts, including without limitation lack of personal jurisdiction, lack of venue, and forum non convenient Service of any writ, process, summons, or complaint upon the Borrower may be made by mail upon it at the address stated in this Agreement, upon any registered agent for service of process, or by any other method provided by law. Service by any such method shall be conclusively deemed to be legally sufficient in all respects, and the Borrower hereby irrevocably waives any objection to the service or sufficiency of service of any writ, process, summons, or complaint which is served in accordance with the foregoing.

     8    SECTION TITLES.   The  section titles contained in this Agreement
are inserted for convenience only and shall not govern the interpretation of any of the provisions of this Agreement.

     9 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Bank, and, provided further, that the Bank may transfer, assign, or grant participation in its rights hereunder, and such transferee, assignee, or participant shall not be considered the Bank hereunder and the Borrower shall be entitled to deal with the Bank as if such assignment, transfer, or grant of a participation had not occurred.

     10        RELIANCE   BY   THE   BANK.    All   covenants,  agreements,
representations, and warranties made herein by the Borrower shall, notwithstanding any investigation by the Bank, be deemed to be material to the Bank and to have been relied upon by the Bank and shall survive the execution and delivery of this Agreement.

     11        SEVERABILITY.    The   provisions   of  this  Agreement  are
severable. If any provision hereof shall be held invalid or unenforceable in whole or in part by a court of competent jurisdiction, the remainder of this Agreement shall not thereby fail or be rendered void or unenforceable, but shall continue in full force and effect, with only the invalid or unenforceable provision rendered a nullity and severed from this Agreement.

     12        SURVIVAL   OF   REPRESENTATIONS    AND    WARRANTIES.    All
representations and warranties made by the Borrower in this Agreement shall survive the execution hereof, the delivery of the Note and the making of all Advances, and the Bank shall be entitled to rely on such representations and warranties at all times.

     13        TERMINATION.  Unless  previously  renewed  pursuant  to  the terms hereof, this Agreement shall terminate on the Termination Date, at which time no further Advances shall be made. Upon such termination, the Note shall be immediately due and payable. Notwithstanding such termination, this Agreement shall, along with, nonetheless continue in full force and effect with respect to any amounts due hereunder, until such amounts have been repaid in full.

     14        ENTIRE  AGREEMENT.   This  Agreement,  the  Note,  the  Loan
Documents and all other documents related to any of the foregoing or otherwise contemplated hereunder embody the final and entire agreement between the parties hereto relating to the subject matter hereof and supersede any and all prior commitments, arrangements, representations, understandings and agreements and any and all oral agreements between the parties relating to the subject matter hereof. There are no unwritten agreements between the parties.

     15        INDEMNITY.   The  Borrower shall indemnify and hold harmless
the Bank and its successors, assigns, agents and employees, from and against any and all claims, actions, suits, proceedings, costs, expenses, damages, fines, penalties and liabilities, including, without limitation, reasonable attorney fees and costs, arising out of, connected with or resulting from (a) the operation of the business of the Borrower, (b) the Bank's preservation or attempted preservation of the Collateral, or (c) any failure of the Security Interest granted to the Bank in the Collateral to be or to remain perfected or to have the priority as contemplated herein and in the Loan Documents; provided that, the Borrower shall have no obligation to indemnify the Bank for any loss caused solely by the Bank's gross negligence or willful misconduct. At the Bank's request, the Borrower shall, at its own cost and expense, defend or cause to be defended any and all such actions or suits that may be brought against the Bank and, in any event, shall satisfy, pay and discharge any and all judgments, awards, penalties, costs and fines that may be recovered against the Bank in any such action, plus all attorneys' fees and costs related thereto to the extent permitted by applicable law; provided, however, that the Bank shall give the Borrower, to the extent the Bank seeks indemnification from the Borrower under this Section 11.15, written notice of any such claim, demand or suit as soon as practicable after the Bank has received written notice thereof, and the Bank shall not settle any such claim, demand or suit, if the Bank seeks indemnification therefor from the Borrower, without first giving notice to Borrower of the Bank's desire to settle and obtaining the consent of Borrower to the same, which consent Borrower hereby agrees not to unreasonably withhold.

     16        ROLE  OF  THE  BANK.   Notwithstanding  any of the terms  or
conditions hereof or of the other Loan Documents to the contrary, the Bank shall not have, and by its execution and acceptance of this Agreement hereby expressly disclaims, any obligation or responsibility for the management, conduct or operation of the business and affairs of the Borrower. Any term or condition hereof, or of any of the other Loan Documents, permitting the Bank to take or refrain from taking any action with respect to the Borrower or the Collateral shall be deemed solely to permit the Bank to audit and review the management, operation and conduct of the business and affairs of the Borrower and to maintain and preserve the security given by the Borrower to the Bank, for the Secured Obligations, and may not be relied upon by any other person. Further, the Bank shall not have, have not assumed, and by its execution and acceptance of this Agreement hereby expressly disclaims, any liability or responsibility for the payment or performance of any indebtedness or obligation of the Borrower, and no term or condition hereof, or of any of the other Loan Documents, shall be construed otherwise.

     17        NOTICES.  All notices  required  or  permitted  to  be given hereunder shall be given in writing and shall be personally delivered or sent by telecopier (receipt confirmed), by express courier service, or by registered or certified United States mail, return receipt requested, postage prepaid, addressed as follows (or to such other address as to which any party hereto shall have given the other written notice):

If to the Borrower:

                         MERIDIAN FINANCIAL CORPORATION
                         8250 Haverstick Road, Suite 110
                         Indianapolis, IN 46240
                         Attn: ____________________________

     with copy to:

                         BAKER & DANIELS
                         Suite 2700
                         300 North Meridian Street
                         Indianapolis, IN 46204
                         Attn: Daniel L. Boeglin, Esquire

If to the Bank:

                         LaSALLE NATIONAL BANK
                         1600 One American Square
                         Indianapolis, IN 46204
                         Attn: Gary L. Jacobson, Senior Vice
                               President

     with copy to:

                         DANN   PECAR   NEWMAN   &   KLEIMAN,  Professional
                         Corporation
                         One American Square, Suite 2300
                         Box 82008
                         Indianapolis, IN 46282-0008
                         Attn: Barry E. Beldin, Esquire


     All notices hereunder shall be deemed given upon the earliest of (a) actual delivery in person or by telecopier, (b) one (1) Business Day after delivery to an express courier service, or (c) three (3) Business Days after having been deposited in the United States mail, in accordance with the foregoing.
     18        WAIVER OF JURY TRIAL.   THE  BORROWER  AND  THE  BANK HEREBY
AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH SUCH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT THE BORROWER AND THE BANK HAVE ALREADY RELIED ON THE WAIVER IN ITS RELATED FUTURE DEALINGS WITH THE OTHER. THE BORROWER AND THE BANK FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN
WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     IN WITNESS  WHEREOF,  the parties hereto have caused this Agreement to
be executed as of the           day of April, 1997.


                              MERIDIAN FINANCIAL CORPORATION, an Indiana corporation


                              By:


                                   Printed Name and Title




                              LASALLE NATIONAL BANK


                              By:

                                                                    Printed
Name and Title